UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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GREAT SOUTHERN BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GREAT SOUTHERN BANCORP, INC.
1451 E. Battlefield
Springfield, Missouri 65804
(417) 887-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2013

You are hereby notified and cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Great Southern Bancorp, Inc. (“Bancorp”), to be held at the Great Southern Operations Center, 218 S. Glenstone, Springfield, Missouri, on May 15, 2013, at 10:00 a.m., local time.

A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	the election of three directors, each for a term of three years;

2.	the approval of the Great Southern Bancorp, Inc. 2013 Equity Incentive Plan;

3.	the ratification of the appointment of BKD, LLP as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	such other matters as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Pursuant to the bylaws of Bancorp, the Board of Directors has fixed March 1, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the common stock of Bancorp as of the close of business on that date will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors of Bancorp unanimously recommends that you vote FOR the election of the nominees named in the accompanying proxy statement, FOR the approval of the 2013 Equity Incentive Plan and FOR the ratification of the appointment of the independent registered public accounting firm.

Stockholders are encouraged to attend the Annual Meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided. You may revoke your proxy as indicated in the accompanying proxy statement at any time before it is voted. If your shares are held through a bank or broker, check your proxy card to see if you can also vote by telephone or via the internet.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 15, 2013.

The Proxy Statement and the annual report to stockholders are available at www.greatsouthernbank.com (click “Investor Relations”).

By Order of the Board of Directors

/s/ William V. Turner

William V. Turner
Chairman of the Board

Springfield, Missouri
April 4, 2013

IMPORTANT: Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed return envelope in order to ensure the representation of your shares. Prompt return of the proxy card will help ensure the presence of a quorum and save Bancorp unnecessary expense.

GREAT SOUTHERN BANCORP, INC.
1451 E. Battlefield
Springfield, Missouri 65804
(417) 887-4400

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2013

Solicitation of Proxies

This proxy statement is being furnished to stockholders of Great Southern Bancorp, Inc. (“Bancorp,” the “Company,” “we,” “us,” “our”) in connection with the solicitation by our Board of Directors of proxies to vote our common stock, $.01 par value per share (“Common Stock”), at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Great Southern Operations Center, 218 S. Glenstone, Springfield, Missouri, on May 15, 2013, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. The Notice of the Annual Meeting, a proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 accompany this proxy statement. Certain of the information in this proxy statement relates to Great Southern Bank (“Great Southern” or the “Bank”), a wholly owned subsidiary of Bancorp.

At the Annual Meeting, stockholders are being asked to consider and vote upon (i) the election of three directors of Bancorp, (ii) the approval of the Great Southern Bancorp, Inc. 2013 Equity Incentive Plan (the “Equity Incentive Plan Proposal”) and (iii) the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (the “Independent Auditor Proposal”).

Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. If your shares are held through a bank or broker, check your proxy card to see if you can also vote by telephone or via the internet.

A proxy may be revoked by a stockholder at any time prior to its exercise by filing written notice of revocation with the Secretary of Bancorp at the above address, by delivering to Bancorp, at any time before the Annual Meeting, a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself have the effect of revoking a properly executed proxy.  If your shares are held in “street name” through a bank, broker or other nominee, you must follow the instructions on the form you receive from your bank, broker or other nominee with respect to revoking your proxy.

The cost of solicitation of proxies and of the Annual Meeting will be borne by Bancorp. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone by directors, officers and other employees of Bancorp or Great Southern not specifically engaged or compensated for that purpose. Bancorp will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of the Common Stock.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent to stockholders is April 4, 2013.

Voting

Bancorp’s Board of Directors has fixed March 1, 2013 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any and all adjournments or postponements thereof. Only stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Record Date was 13,611,674.  These are the only securities of Bancorp entitled to vote at the Annual Meeting.

Each holder of the Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters, except that, pursuant to Section D of Article V of Bancorp’s charter, any stockholder that beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the “Limit”) is not entitled to vote shares in excess of the Limit.

In order for any proposals considered at the Annual Meeting to be approved by stockholders, a quorum must be present. The holders of a majority of the shares of the Common Stock entitled to vote, present in person or represented by proxy at the meeting, will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Shares in excess of the Limit, however, will not be considered present for purposes of determining a quorum. Directors will be elected by a plurality of the votes cast.  The approval of each of the Equity Incentive Plan Proposal and the Independent Auditor Proposal requires the affirmative vote of a majority of the votes cast on the matter.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors. With regard to the Equity Incentive Plan Proposal and the Independent Auditor Proposal, stockholders may vote for or against the proposal or abstain from voting on the proposal.  In determining the percentage of shares that have been affirmatively voted on the Equity Incentive Plan Proposal or the Independent Auditor Proposal, the affirmative votes will be measured against the aggregate votes for and against the proposal. Thus, abstentions and broker non-votes will have no effect on the Equity Incentive Plan Proposal or the Independent Auditor Proposal.

All shares of Common Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing the proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the shares will be voted FOR the election as directors of the persons named in this proxy statement, FOR the Equity Incentive Plan Proposal and FOR the Independent Auditor Proposal, and in accordance with the discretion of the persons appointed proxy for the shares upon any other matters as may properly come before the Annual Meeting.

PROPOSAL I. ELECTION OF DIRECTORS

The number of directors constituting Bancorp’s Board of Directors is currently eight. Bancorp’s Board is divided into three classes. The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting of stockholders serves for a three-year term. The terms of three of the present directors are expiring at the Annual Meeting.

The directors elected at the Annual Meeting will hold office for a three-year term expiring in 2016 or until their successors are elected and qualified. We expect that the other directors will continue in office for the remainder of their terms. The nominees for director have indicated that they are willing and able to serve as director if elected and have consented to being named as nominees in this proxy statement. If the nominees should for any reason become unavailable for election, it is intended that the proxies will be voted for the substitute nominees as shall be designated by the present Board of Directors, upon the recommendation of the Nominating Committee, unless the proxies direct otherwise.

The principal occupation and business experience for the last five years and certain other information with respect to each nominee is set forth below. The information concerning the nominees has been furnished by them to us.

Nominees to Serve a Three-Year Term Expiring at the 2016 Annual Meeting

William V. Turner, age 80, has served as the Chairman of the Board of Great Southern since 1974, Chief Executive Officer of Great Southern from 1974 to 2000, and President of Great Southern from 1974 to 1997. Mr. W. Turner has served in similar capacities with Bancorp since its formation in 1989. Mr. W. Turner has also served as Chairman of the Board and President of Great Southern Financial Corporation (a subsidiary of Great Southern) since its incorporation in 1974. Mr. W. Turner is the father of Joseph W. Turner, who is a Director and the Chief Executive Officer and President of Bancorp and Great Southern. Mr. W. Turner is also the father of Julie Turner Brown, who is a Director of Bancorp and Great Southern.  Mr. W. Turner’s service as Chairman of Great Southern for more than 37 years, including 26 years as Chief Executive Officer, has given him a thorough understanding of the Company’s business and the banking industry and invaluable institutional knowledge.

Julie Turner Brown, age 51, was first appointed a Director of Great Southern and Bancorp in 2002. Ms. Brown is an attorney and shareholder with the Springfield, Missouri law firm of Carnahan, Evans, Cantwell and Brown, P.C., having joined the firm in February 1996. Ms. Brown is active in local civic affairs, having served on the Boards of the Ozarks Technical College Foundation, Boys and Girls Club and the Foundation for Springfield Public Schools, among others. Ms. Brown is the daughter of William V. Turner, who is a Director and the Chairman of the Board of Bancorp and Great Southern, and the sister of Joseph W. Turner, who is a Director and the Chief Executive Officer and President of Bancorp and Great Southern.  Ms. Brown’s legal background and experience make her a particularly valuable resource to the Board.  Ms. Brown also has strong ties to the local community through her involvement in civic affairs.

Earl A. Steinert, Jr., age 76, was first appointed a Director of Great Southern and Bancorp in 2004. Mr. Steinert had been a practicing certified public accountant from 1962 until his retirement in 2006. He is the owner of EAS Investment Enterprises Inc., which owns and operates hotels in Springfield, Missouri. He is also managing general partner/owner of Mid American Real Estate Partners, which owns and operates apartments. Mr. Steinert is a member of the American Institute of Certified Public Accountants and Missouri Society of CPAs. None of these entities are affiliated with Bancorp.  Mr. Steinert brings to the Board more than 40 years of experience in public accounting, as well as knowledge and experience in commercial real estate matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Continuing Directors

In addition to the nominees proposed for re-election to the Bancorp Board of Directors, the following individuals are also members of the Bancorp Board, each serving for a term ending on the date of the annual meeting of stockholders in the year indicated. The principal occupation and business experience for the last five years and certain other information with respect to each continuing director of Bancorp is set forth below. The information concerning the continuing directors has been furnished by them to us.

Directors Serving a Term Expiring at the 2014 Annual Meeting

William E. Barclay, age 83, was first elected a Director of Great Southern in 1975 and of Bancorp in 1989. Mr. Barclay is the founder and served as President and/or Chairman of Auto-Magic Full Service Car Washes in Springfield, Missouri from 1962 until his retirement in 2004, as noted below. Mr. Barclay also founded Barclay Love Oil Company in Springfield, Missouri in 1964, founded a chain of Ye Ole Buggy Bath Self-Service Car Washes in Springfield, Missouri in 1978 and opened a Jiffy Lube franchise in Springfield, Missouri in 1987. In 2004, Mr. Barclay sold the Auto-Magic and Jiffy Lube businesses and is now retired. None of these entities are affiliated with Bancorp.  Mr. Barclay’s background as an owner and operator of multiple businesses in the Springfield area provides a long history of entrepreneurship and managerial knowledge that are particularly valuable to the Board.

Larry D. Frazier, age 75, was first elected a Director of Great Southern and of Bancorp in May 1992. Mr. Frazier was elected a Director of Great Southern Financial Corporation in 1976, where he served until his election as Director of Great Southern and Bancorp. Mr. Frazier is retired from White River Valley Electric Cooperative in Branson, Missouri, where he served as Chief Executive Officer from 1975 to 1998. Mr. Frazier also has served as President of Rural Missouri Cable T.V., Inc. from 1979 to 2000. These entities are not affiliated with Bancorp.  Mr. Frazier brings to the Board strong organizational and leadership skills developed from his many years of experience as a chief executive.

Directors Serving a Term Expiring at the 2015 Annual Meeting

Thomas J. Carlson, age 60, was first appointed a Director of Bancorp in January 2001. Mr. Carlson is an attorney and practiced law for 20 years. He is now engaged full-time in real estate management. He is President of Mid America Management, Inc., which manages various properties throughout Missouri, Kansas and Oklahoma.  Mr. Carlson served on the Springfield City Council from 1983 through 2002, and served seven terms as Mayor of the City of Springfield. None of these entities are affiliated with Bancorp.  Mr. Carlson’s many years of service on the Springfield City Council and as Mayor of the City of Springfield give him deep ties to the Springfield community and a thorough understanding of local business and economic matters.  He also brings to the Board knowledge and experience in real estate and legal matters.

Joseph W. Turner, age 48, joined Great Southern in 1991 and became an officer of Bancorp in 1995. Mr. J. Turner became a Director of Bancorp and Great Southern in 1997 and currently serves as President and Chief Executive Officer of Bancorp and Great Southern. Prior to joining Great Southern, Mr. J. Turner was an attorney with the Kansas City, Missouri law firm of Stinson, Mag and Fizzell. Mr. J. Turner is the son of William V. Turner, who is a Director and the Chairman of the Board of Bancorp and Great Southern. Mr. J. Turner is also the brother of Julie Turner Brown, who is a Director of Bancorp and Great Southern.  Mr. J. Turner currently serves as a board member and second vice chairman of the board at CoxHealth.  Mr. J. Turner’s many years of experience as an executive of the Company, including as Chief Executive Officer since 2000, have given him invaluable knowledge of all aspects of the Company’s business and operations and strong leadership and organizational skills.

Grant Q. Haden, age 59, was first appointed a Director of Bancorp and Great Southern in September 2010.  Mr. Haden is an attorney and managing partner of Haden, Cowherd and Bullock, LLC.  He was a founding shareholder and past vice chairman of the board of directors of Douglas County National Bank and Douglas County Banc Shares until the entities sold in 1991.  Mr. Haden is a graduate of Drury University and obtained his law degree from the University of Missouri-Kansas City.  He currently serves as a board member and first vice chairman of the board at CoxHealth and board member and past president and chairman of Ozarks Trails Council, Boy Scouts of America.  Mr. Haden’s expertise in the banking industry and demonstrated leadership provide unique perspectives that are particularly valuable to the Board.

Director Independence

The Board of Directors of Bancorp has determined that Directors Barclay, Carlson, Frazier, Haden and Steinert are “independent directors,” as that term is defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market. These directors constitute a majority of the Board.  In making its determination that Mr. Haden is an independent director, the Board considered the fact that the law firm of Haden, Cowherd and Bullock, LLC, of which Mr. Haden is a member, represents both Great Southern and Bancorp in corporate matters and that the fees paid to this firm during 2012 for such services totaled $87,094.

Board Leadership Structure and Board’s Role in Risk Oversight

Leadership Structure.  The positions of Chairman of the Board and Chief Executive Officer of the Company are currently held by two persons, with Mr. W. Turner serving as Chairman and Mr. J. Turner serving as Chief Executive Officer.  This structure has been in place since 2000, when, as part of a leadership transition, Mr. J. Turner was promoted to Chief Executive Officer and Mr. W. Turner, who had served as Chairman and Chief Executive Officer since 1974, continued as Chairman in an executive capacity.  Although Mr. J. Turner has subsequently assumed increased responsibilities from Mr. W. Turner, the Board believes that the separation of the Chairman and Chief Executive Officer positions remains appropriate, as this allows Mr. J. Turner to better focus on his primary responsibilities of overseeing the implementation of our strategic plans and daily consolidated operations, while allowing Mr. W. Turner to lead the Board in its fundamental role of oversight of management.

Role in Risk Oversight.  Risk is inherent with the operation of every financial institution, and how well an institution manages risk can ultimately determine its success.  We face a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks we face, while the Board has ultimate responsibility for the oversight of risk management.  The Board believes that risk management, including setting appropriate risk limits and monitoring mechanisms, is an integral component and cannot be separated from strategic planning, annual operating planning, and daily management of the Company.  Consistent with this approach as well as based on the belief that certain risks require an oversight focus that a Board committee can better provide, the Board integrated the oversight of certain risk areas (internal control, financial reporting and compliance; and compensation and incentive programs) with the Audit Committee and Compensation Committee, respectively.  These committees regularly provide reports of their activities and recommendations to the full Board.  The Board directly oversees all other material risks, including interest rate risk, credit risk, liquidity and capital adequacy.  In support of those activities, members of senior management regularly attend meetings of the Board to report to the Board on the primary areas of risk facing the Company and to respond to any questions or concerns raised by the directors.

DIRECTORS MEETINGS AND COMMITTEES OF
THE BOARD OF DIRECTORS

Meetings of the Board and Committees of the Board

The Board of Directors of Bancorp meets monthly and may have additional special meetings upon the request of one third of the directors then in office (rounded up to the nearest whole number) or upon the request of the President. The Board of Directors of Bancorp is authorized to appoint various committees and has formed the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating Committee. The Board of Directors of Bancorp has not formed any other committees. The Board of Directors of Bancorp held 19 meetings during fiscal 2012. During fiscal 2012, each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which the director served, in each case during the period in which he or she served.

The Audit Committee of Bancorp’s Board of Directors is currently comprised of Directors Frazier (Chairman), Barclay, Carlson and Steinert, each of whom is “independent” as independence for audit committee members is defined in the NASDAQ Marketplace Rules. The Board of Directors of Bancorp has determined that Director Steinert is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee held eight meetings during fiscal 2012.

The Audit Committee operates under a written charter adopted by Bancorp’s Board of Directors, a copy of which is available on our website, at www.greatsouthernbank.com, by clicking “Investor Relations” and then “Corporate Governance.” The Audit Committee is appointed by Bancorp’s Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm and any other areas of potential financial risks as may be specified by the Board. The Audit Committee also is responsible for hiring, retaining and terminating Bancorp’s independent registered public accounting firm.

Audit Committee Report. The Audit Committee Report included herein shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, notwithstanding the incorporation by reference of this proxy statement into any such filings. The Audit Committee of the Board of Directors of Bancorp has issued the following report with respect to the audited financial statements of Bancorp for the fiscal year ended December 31, 2012:

•	The Audit Committee has reviewed and discussed with management Bancorp’s fiscal 2012 audited financial statements;

•	The Audit Committee has discussed with Bancorp’s independent registered public accounting firm (BKD, LLP) the matters required to be discussed by Statement on Auditing Standards No 61;

•
The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the  firm’s communications with the Audit Committee concerning  independence  and has discussed with the independent registered public accounting firm their independence; and

•
Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Submitted by the Audit Committee of the Board of Directors of Bancorp:

Larry D. Frazier
William E. Barclay
Thomas J. Carlson
Earl A. Steinert, Jr.

The Compensation Committee, which consists solely of independent directors, is currently comprised of Directors Barclay (Chairman), Frazier, Carlson and Steinert. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering our compensation and benefit programs. The Compensation Committee also is responsible for:

•	reviewing from time to time our compensation plans and, if the Committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;

•
annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and recommending to the Board the Chief Executive Officer’s compensation level based on this evaluation;

•	overseeing the evaluation of our management, and recommending to the Board the compensation for our executive officers and other key members of management;

•	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors;

•	administering any benefit plan which the Board has determined should be administered by the Committee; and

•	reviewing, monitoring and reporting to the Board, at least annually, on management development efforts to ensure a pool of candidates for adequate and orderly management succession.

The Compensation Committee operates under a formal written charter, a copy of which is available on our website, at www.greatsouthernbank.com, by clicking “Investor Relations” and then “Corporate Governance.” The members of the Compensation Committee are “independent directors,” as that term is defined in the NASDAQ Marketplace Rules. During 2012, the Compensation Committee met one time.

The charter of the Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee. In setting the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer.

The Stock Option Committee is currently comprised of Directors Carlson (Chairman), Barclay, Frazier and Steinert. The Stock Option Committee generally meets at least once per year (usually late in the third quarter or early in the fourth quarter) to consider stock option grants to officers and at other times during the year as necessary to consider proposals for the granting of stock options to employees. The Stock Option Committee met three times during 2012.

The Nominating Committee, which consists solely of independent directors, is currently comprised of Directors Barclay (Chairman), Frazier, Carlson, Haden and Steinert. The Nominating Committee met twice during 2012. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendation of the Nominating Committee. The Nominating Committee also is responsible for:

•	recommending to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•
recommending candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in Bancorp’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to Bancorp’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.  Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board seeks candidates who further its objective of having a Board that encompasses a broad range of talents and expertise and that reflects a diversity of background, experience and viewpoints;

•
reviewing nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of Bancorp’s charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

•	annually recommending to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

•	performing any other duties or responsibilities expressly delegated to the Committee by the Board.

Pursuant to Bancorp’s bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of Bancorp no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice of the date of the meeting is given or made to stockholders by public notice or mail, nominations must be received by Bancorp not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in Bancorp’s bylaws.

The Nominating Committee operates under a formal written charter, a copy of which is available on our website, at www.greatsouthernbank.com, by clicking “Investor Relations” and then “Corporate Governance.”

Stockholder Communications with Directors

Stockholders may communicate with Bancorp’s Board of Directors by writing to: William V. Turner, Chairman of the Board, Great Southern Bancorp, Inc., 1451 E. Battlefield, Springfield, Missouri 65804.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every current director of Bancorp (who was also a director as of last year’s annual meeting) attended last year’s annual meeting of stockholders.

Directors’ Compensation

Directors of Bancorp receive a monthly fee of $1,000, which is the only compensation paid to directors by Bancorp, except for stock options which may be granted in the discretion of the Board of Directors under Bancorp’s 2003 Stock Option and Incentive Plan. Directors of Great Southern receive a monthly fee of $2,000. The directors of Bancorp and the directors of Great Southern are the same individuals. As the sole director of Great Southern Financial Corporation, a wholly owned subsidiary of the Bank, Mr. W. Turner, the Chairman of the Board of Directors of Bancorp and Great Southern, received a monthly fee of $600 for his service on that board until March 1, 2013, at which point this fee was discontinued.  Beginning in 2013, Ms. Brown, who serves on Great Southern’s Compliance Committee, began receiving a fee of $300 for each meeting of that committee that she attends.  The directors of Bancorp and its subsidiaries serving on the Audit Committee are paid a fee of $300 per meeting attended, except for the Chairman of the Audit Committee who is paid a fee of $350 per meeting attended.  The directors of Bancorp and its subsidiaries are not reimbursed for their costs incurred in attending Board and committee meetings.

The following table sets forth certain information regarding the compensation earned by or awarded to each director, who is not also a named executive officer, who served on Bancorp’s Board of Directors in 2012. Compensation paid to Messrs. W. and J. Turner for their service as directors is reflected in the Summary Compensation Table under the “Salary” Column.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

William E. Barclay	$37,200	$---	---	$37,200
Julie Turner Brown	36,000	---	---	36,000
Thomas J. Carlson	37,200	---	---	37,200
Larry D. Frazier	37,400	---	---	37,400
Grant Q. Haden	36,600	---	---	36,600
Earl A. Steinert	37,200	---	---	37,200
________________
(1)
No option awards were made to the non-employee directors during 2012.  As of December 31, 2012, total shares underlying stock options held by the directors were as follows:  Ms. Brown - 10,000 shares; Mr. Haden – 5,000 shares; and Mr. Steinert - 5,000 shares.

Indebtedness of Management and Transactions with Certain Related Persons

The charter of the Audit Committee of Bancorp’s Board of Directors provides that the Audit Committee is to review and approve all related party transactions (defined as transactions requiring disclosure under Item 404 of SEC Regulation S-K) on a regular basis.

Great Southern, like many financial institutions, has from time to time extended loans to its officers, directors and employees, generally for the financing of their personal residences, at favorable interest rates. Generally, residential first mortgage loans and home equity lines of credit have been granted at interest rates equal to Great Southern’s cost of funds. Residential first mortgage loans are subject to annual adjustments while home equity lines of credit are subject to monthly adjustments. Other than the interest rate, these loans have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by Great Southern to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Great Southern. Great Southern may also grant loans to officers, directors and employees, their related interests and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons which, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

No directors, executive officers or their affiliates had aggregate indebtedness to Great Southern on below market rate loans exceeding $120,000, or a combination of outstanding indebtedness to and credit availability from Great Southern exceeding $120,000 at below market rates, at any time since January 1, 2012 except as noted below.

Name and Position	Loan Type	Date of Loan	Largest Amount Outstanding Since 01/01/12	Principal Paid During 2012	Interest Paid During 2012	Balance as of 12/31/12		Interest Rate at 12/31/12	Estimated Average Market Rate of Interest for 2012	Estimated Difference in Interest from Actual Rate to Average Market Rate
Rex A. Copeland,	Home Mortgage	06/01/00	$124,400	$6,225	$1,127		$118,175	0.82%	3.13%	$2,716
Treasurer of Bancorp; Senior Vice President and CFO of Great Southern	Home Equity Line	09/19/08	---	---	---		---	0.68%	N/A	N/A

Steven G.	Home Mortgage	05/10/06	$311,457	$11,351	$2,902		$300,106	0.82%	3.85%	$9,034
Mitchem, Senior Vice President and Chief Lending Officer of Great Southern	Home Equity Line	11/17/06	---	---	---		---	0.68%	N/A	N/A

William E.	Home Mortgage	04/18/07	$226,366	$8,590	$2,078		$217,776	0.83%	3.85%	$6,646
Barclay, Director	Home Equity Line	04/18/07	15,019	15,019	32		---	0.68%	3.25%	33

Julie Turner Brown, Director	Home Mortgage	12/21/09	$166,003	$10,569	$1,595		$155,433	0.99%	4.05%	$4,933

Grant Q. Haden, Director	Home Equity Line	02/15/11	$115,151	$118,438	$450	$	---	0.68%	3.25%	$1,499

The estimated average market rates of interest for 2012 as shown in the table above are based on the interest rate index and margin for each loan that would have been used if Great Southern’s cost of funds was not used.  Interest rate reset dates were factored into the index rates used.  The estimated difference in interest from actual rate amounts to average market rate amounts shown in the table above represent the difference in interest actually paid during 2012 and interest that would have been paid if the estimated market rates of interest for 2012 were charged.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about compensation paid or payable to the following individuals, whom we refer to as our “named executive officers” or “senior executive officers”:

•	William V. Turner, Chairman of the Board of Directors of Bancorp and Great Southern;

•	Joseph W. Turner, President and Chief Executive Officer of Bancorp and Great Southern;

•	Rex A. Copeland, Treasurer of Bancorp and Senior Vice President and Chief Financial Officer of Great Southern;

•	Steven G. Mitchem, Senior Vice President and Chief Lending Officer of Great Southern; and

•	Douglas W. Marrs, Secretary of Bancorp and Vice President - Operations of Great Southern.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

The Compensation Committee (the “Committee”) of Bancorp’s Board of Directors, which consists solely of independent directors, administers our compensation and benefit programs and determines the compensation of our senior management. The Committee is responsible for setting and administering the policies which govern executive compensation. The Committee has focused its evaluation of executive compensation on operating performance and the creation of stockholder value, with the intent of meeting the following objectives:

•	maintain the financial strength, safety and soundness of Bancorp and Great Southern;

•	reward and retain key personnel by compensating them at the middle to upper levels of compensation for comparable financial institutions;

•	focus management on long term goals through long-term incentives;

•	provide fair, reasonable and competitive base salaries;

•	provide the opportunity to earn additional compensation if Bancorp’s stockholders experience long-term increases in the value of Bancorp stock;

•	emphasize long-term stock ownership of Bancorp stock by executive officers; and

•	properly align risk-taking and compensation.

While the primary components of our compensation program have been base salary, annual incentive bonus and long-term incentives in the form of stock options, the Committee also takes into account the full compensation package provided to the individual, including pension benefits, termination agreements, insurance, perquisites and other benefits. In structuring Mr. J. Turner’s base salary for 2013, the Committee reviewed several surveys of base salaries paid to the chief executive officers of groups of publicly held financial institutions comparable to us in size and performance on a nationwide basis and based in the Midwest region.  Specifically, the Committee considered the following information:

(i)
surveys prepared by SNL Financial of the average base salary paid to chief executive officers at banks and thrifts with total assets of between $1 billion and $5 billion (A) on a nationwide basis ($390,000), (B)  for the Midwest region ($354,800) and (C) on a nationwide basis limited to institutions with a return on average equity of 10.00% to 12.49% ($425,625), with the average of the amounts in (A)-(C) being $390,142;

(ii)
a survey prepared by McLagan Fact-Based Advice of the average base salary paid to president/chief executive officers at banks with (A) survey National Average ($510,000), (B) survey Midwest Region ($670,000), (C) gross revenue greater than $100 million ($510,000), (D) number of branches greater than 30 ($493,500) and (E) number of employees greater than 500 ($520,000), with the  average of the amounts in (A) – (E) being $540,700;

(iii)
surveys prepared by Compdata Surveys of the average base salary paid to chief executive officers at banks nationwide and in the Midwest region with (A) total assets of between $1.0 billion and $10.0 billion ($431,200), (B) with a total number of full-time equivalent employees of between 1,001 and 5,000 ($505,900) and (C) Midwest Region ($381,500), with the average of (A) – (C) being $439,533; and

(iv)
surveys prepared by Crowe Horwath of the average base salary paid to chief executive officers at banks and other financial services organizations with total assets of between $2.5 billion and $10.0 billion, the average of which was $530,004.

Mr. J. Turner’s base salary for 2011 of $283,250 and his base salary for 2012 of $288,915 were below the average chief executive officer base salary in each of the surveys noted above.

Compensation Restrictions under TARP Capital Purchase Program

Prior to our repayment in full to the U.S. Treasury on August 18, 2011 of the funds we received pursuant to the TARP Capital Purchase Program, we were subject to a number of requirements and restrictions on compensation and corporate governance matters applicable to TARP recipients. These included: certain reviews of our compensation programs by the Compensation Committee; general prohibitions on bonuses and other incentive compensation to our five most highly compensated employees and on any payments to our senior executive officers and five most highly compensated employees who are not also senior executive officers in connection with a change in control or for departure from the Company; subjecting bonus, incentive and retention payments to our senior executive officers and 20 most highly compensated employees who are not senior executive officers to recovery (clawback) if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate; and a requirement that the Company have and enforce a policy on luxury expenses. In addition, all compensation, including performance-based compensation, paid to each of our senior executive officers was limited to tax deductibility of $500,000. As a result of our repayment of TARP funds, we are no longer subject to these requirements and restrictions.

Base Salaries

We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We do so in order to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to our performance risk. Our base salary levels reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, our overall annual strategic plan for salary increases, the executive’s individual performance, and changes in responsibility. We review salary levels annually to recognize these factors. We do not target base salary at any particular percentage of total compensation.

Each of Messrs. W. and J. Turner has an employment agreement with Bancorp. These agreements provide that the annual base salaries payable to Messrs. W. and J. Turner may be reduced only as part of an overall program, implemented prior to a change in control, applied uniformly and equitably to all members of our senior management. Since 2005, in recognition of the increased responsibilities assumed by Mr. J. Turner and at Mr. W. Turner’s suggestion, Mr. W. Turner’s base annual salary has remained at $200,000 and he has waived his right to receive the annual cash bonus provided for under his employment agreement (discussed below under “-Bonuses”).  Mr. J. Turner was paid salary of $283,250 in 2011 and $288,915 for 2012 and his base salary was increased to $294,693 for 2013.  During 2011, Messrs. Copeland, Mitchem and Marrs were paid salary of $247,200, $234,600 and $130,000, respectively.  During 2012, these officers were paid salary of $252,144, $236,946 and $135,200, respectively.  For 2013, the base salary amounts for Messrs. Copeland, Mitchem and Marrs increased to $257,187, $241,685 and $138,242, respectively.  In setting the base salaries of the executive officers other than Mr. W. Turner, the Committee takes into account the responsibilities of the position and the experience level of the individual executive, as well as our financial performance and the size and complexity of our operations.  In this regard, the size and complexity of our operations increased substantially in 2009 with our completion of two FDIC-assisted transactions involving TeamBank, N.A. and Vantus Bank, again in 2011 with our completion of one FDIC-assisted transaction involving Sun Security Bank and again in 2012 with our completion of one FDIC-assisted transaction involving Inter Savings Bank. As a result, the responsibilities of our named executive officers increased substantially as well.

Bonuses

Under their employment agreements, Messrs. W. and J. Turner are each entitled to receive annual cash bonuses equal to one-half of one percent of Bancorp’s pre-tax earnings.  We believe that this provides an appropriate short-term incentive to increase our earnings, when coupled with the incentives Messrs. W. and J. Turner have through their substantial stock holdings to increase our earnings over the long term.   Since 2005, Mr. W. Turner has waived his right to this bonus, with the understanding that Mr. J. Turner’s bonus, if any, may be increased by one-fourth of one percent of our pre-tax earnings.  The Compensation Committee approved this arrangement in recognition of the additional responsibilities that Mr. J. Turner had assumed from Mr. W. Turner, and the fact that it would at the same time reduce by 25% the total cost to the Company for bonuses, if any, under the employment agreements.  For 2011 and 2010, however, because of the compensation restrictions of the TARP Capital Purchase Program, Mr. J. Turner’s bonus was limited to the contractual amount of one-half of one percent of our pre-tax earnings.  For 2012, Mr. J. Turner’s bonus was not limited to the contractual amount of one-half of one percent of pre-tax earnings.  The amount of this bonus ($459,068) is included in the Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column.

Under our 2012 Annual Incentive Bonus Plan, each of the named executive officers other than Messrs. W. and J. Turner (Messrs. Copeland, Mitchem and Marrs) could earn a cash bonus of up to 15.75% of base annual salary, with up to one-half of this bonus based on the achievement of targeted earnings per share and up to one-half of this bonus based on individual performance.  Bonuses paid to the participating named executive officers under our 2012 Annual Incentive Bonus Plan are included in the Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column. Because, as noted above, their bonus arrangements are set forth in previously negotiated employment agreements, Messrs. W. Turner and J. Turner do not participate in our Annual Incentive Bonus Plan and therefore are not subject to a cap on their bonus as a percentage of base salary.  For 2012, Messrs. Copeland, Mitchem and Marrs were awarded additional, discretionary bonuses in recognition of their extraordinary efforts in connection with the integration into Great Southern of the operations of Sun Security Bank and Inter Savings Bank.  These discretionary bonuses are included in the Summary Compensation Table below under the “Bonuses’ column.

Stock Options

Stock options have been an integral part of our executive compensation program. They are intended to encourage ownership and retention of Bancorp’s stock by key employees as well as non-employee members of the Board of Directors. Through stock options, the objective of aligning key employees’ long-term interests with those of stockholders may be met by providing key employees with the opportunity to build, through the achievement of corporate goals, a meaningful stake in Bancorp. In fiscal 2003, Bancorp’s stockholders approved the 2003 Stock Option and Incentive Plan. Upon approval of the 2003 plan by stockholders, Bancorp’s Board of Directors froze the 1997 Stock Option and Incentive Plan, which means that no new grants of awards will be made under that plan, but outstanding awards under the plan were not affected. The Stock Option Committee, consisting of Directors Frazier, Barclay, Carlson and Steinert, considers additional options each year as needed to attract and retain employees. These grants typically have been made late in the third quarter or early in the fourth quarter of each year, though the Stock Option Committee retains discretion to grant options at any time during the year. Our senior management group provides recommendations to the Committee for option grants for rank and file employees. Mr. J. Turner provides recommendations to the Committee for grants to members of the senior management group other than himself. All options granted by the Committee are subject to ratification by the Board of Directors, which typically occurs on the same day as the Committee approval. We do not coordinate the timing of stock option grants with the release of material non-public information.

As required by plan, stock options have an exercise price that is equal to no less than the market value of Bancorp’s common stock on the date of grant, which is the date on which the Board of Directors ratifies the approval of the grant by the Stock Option Committee.  To provide an incentive for a sustained increase in the value of our common stock, stock options granted to employees typically do not begin vesting until the second anniversary of the grant date, with 25% of the option vesting on that second anniversary date and 25% vesting on each anniversary date thereafter through the fifth anniversary date.

Prior to our repayment of TARP funds in August 2011, stock options were a form of incentive compensation which we were precluded from awarding to our five most highly compensated employees.  See “Compensation Restrictions under TARP Capital Purchase Program.”  Subsequent to repaying our TARP funds, we awarded stock options to each of the named executive officers in 2011 and 2012.  See the Grants of Plan-Based Awards table below.

The 2003 Stock Option and Incentive Plan authorizes the granting of restricted stock in addition to stock options.  Although no shares of restricted stock have been granted to date under the 2003 plan, the Committee and the Board may consider the utilization of restricted stock awards in the future.

At the Annual Meeting, stockholders will be asked to approve the 2013 Equity Incentive Plan, which would, as does the 2003 Equity Incentive Plan, permit the granting of stock options, stock appreciation rights and restricted stock awards.  If the 2013 Equity Incentive Plan is approved at the Annual Meeting, then no future awards will be made under the 2003 Equity Incentive Plan.  See “Proposal II. Approval of the 2013 Equity Incentive Plan.”

Retirement and Other Benefits

We participate in a multi-employer defined benefit pension plan covering all employees who have met minimum service requirements. Effective July 1, 2006, this plan was closed to new participants. Employees already in the plan will continue to accrue benefits. For information regarding benefits payable under this plan to the named executive officers, see “Pension Benefits.”

We have a defined contribution retirement plan covering substantially all of our employees. During 2012, we matched 100% of the employee’s contribution on the first 3% of the employee’s compensation, and also matched 50% of the employee’s contribution on the next 2% of the employee’s compensation. Our matching contributions for 2012 under this plan to the named executive officers are reflected in the Summary Compensation Table under the “All Other Compensation” column.

In addition to the term life insurance coverage maintained for nearly all employees (providing a maximum death benefit of $60,000), Great Southern maintains supplemental life insurance coverage for all personnel with an “officer” designation, which provides a death benefit ranging from $75,000 to $150,000, depending on the officer’s salary. Each named executive officer has the maximum coverage ($150,000) under the supplemental life insurance benefit, and each named executive officer other than Mr. W. Turner (who does not have a term life insurance benefit) has the maximum coverage ($60,000) under the term life insurance benefit. Premiums paid on behalf of the named executive officers are reflected in the Summary Compensation Table under the “All Other Compensation” column. As part of its health insurance coverage, Great Southern also provides long-term disability coverage to all employees generally. Each of the named executive officers other than Mr. W. Turner (who does not participate in Great Southern’s health insurance plan) is entitled to the maximum long-term disability benefit of $5,000 per month.

Perquisites and Other Personal Benefits

We provide the named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

Payments Upon Termination or Change in Control

Each of Messrs. W. and J. Turner has an employment agreement with Bancorp that provides for certain payments and benefits if their employment is terminated under certain scenarios, including, but not limited to, within the 12 months preceding, at the time of or within 24 months after a change in control.  See “Employment Agreements.”

These employment agreements thus require a “double trigger” in order for any payments or benefits under the agreements to be provided to Messrs. W. or J. Turner in connection with or following a change in control - in other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by the executive following a material reduction in his duties, responsibilities or benefits) must occur. The purpose of providing the change in control payments and benefits is to attract and retain top level executives of the highest caliber and mitigate the risk to these executives that their employment will be involuntarily terminated in the event we are acquired. At the same time, the mere sale of our company will not automatically trigger a payout, as our intention is to induce the executive to remain employed following a change in control so long as the acquiring company so desires without a material reduction in the executive’s duties, responsibilities or benefits. Each of the employment agreements with Messrs. W. and J. Turner contains a tax gross up provision which provides generally that if the executive receives payments or benefits in connection with a change in control, then to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, he generally will be paid an additional amount (referred to as a “gross up payment”) that will offset, on an after tax basis, the effect of any excise tax consequently imposed on him under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit without regard to the effects of the excise tax, we determined that Section 4999 gross up payments are appropriate for Messrs. W. and J. Turner.

We do not have employment or severance agreements with any of our other named executive officers. To mitigate the risk of loss of benefits to these officers if a change in control occurs, their unvested stock options (like the unvested stock options of all other employees) will vest in full upon a change in control.

Other Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally eliminates the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation.  The Committee has reviewed and will continue to review on an ongoing basis our executive compensation programs, and propose appropriate modifications to these programs, if the Committee deems them necessary, with a view toward implementing our compensation programs in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m). The Committee will balance these considerations against the need to be able to compensate executives in a manner commensurate with performance and the competitive environment for executive talent. Stock options, which are the only form of equity-based award currently provided to executive officers, automatically constitute qualified performance-based compensation, provided that certain plan content and grant procedure requirements are met. In addition, the employment agreements with Messrs. W. and J. Turner provide for mandatory deferral of compensation if necessary to ensure the tax deductibility by us.  See “Employment Agreements.”

With our adoption, effective January 1, 2006, of FASB ASC Topic 718 (formerly FAS 123R), which requires the recognition of compensation expense for stock options, we do not expect the accounting treatment of differing forms of equity awards to vary significantly. Accordingly, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the foreseeable future.

Role of Executive Officers in Determining Compensation

Our Chief Executive Officer, Mr. J. Turner, makes recommendations to the Committee regarding compensation for executive officers other than himself.  These recommendations are taken under advisement by the Committee, which may decide to provide compensation in amounts greater or lesser than the amounts recommended by Mr. J. Turner. For 2012, the compensation paid to the executive officers other than Mr. J. Turner was generally consistent with Mr. J. Turner’s recommendations.  Mr. J. Turner is not involved with any aspect of determining his own compensation; nor is his sister, Ms. Turner Brown.  Mr. W. Turner is not involved with any aspect of the determining the compensation of Mr. J. Turner, other than waiving Mr. W. Turner’s right to receive a bonus under Mr. W. Turner’s employment agreement with the understanding that Mr. J. Turner’s bonus, if any, may be increased by ¼ of one percent of our pre-tax earnings.  See “—Bonuses.”

Director compensation is determined by the Company’s Board of Directors.  Other than Mr. W. Turner and Mr. J. Turner acting in their capacity as Board members, none of the Company’s executive officers has any role in determining the amount of director compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for the years ended December 31, 2012, 2011 and 2010:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards $(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation ($)(6)	Total Compensation ($)

William V. Turner	2012	$243,298	$---	$---	$27,420	$---	$---	$126,453	$397,171
Chairman of the	2011	243,298	---	---	19,380	---	---	144,183	406,861
Board of Bancorp and	2010	235,058	---	---	---	---	---	137,405	372,463
Great Southern

Joseph W. Turner	2012	$324,777	$---	$---	$27,420	$459,068	$91,000	$33,189	$935,454
Chief Executive	2011	319,004	---	---	19,380	158,856	154,000	35,160	686,400
Officer and President	2010	299,237	---	---	---	146,779	63,000	12,529	521,545
of Bancorp and Great
Southern

Rex A. Copeland	2012	$252,036	$10,000	$---	$19,194	$37,822	$54,000	$10,198	$383,250
Treasurer of Bancorp	2011	246,998	---	---	13,566	35,875	71,000	12,516	379,955
and Senior Vice	2010	235,201	---	---	---	---	31,000	12,529	278,730
President and Chief
Financial Officer of
Great Southern

Steven G. Mitchem	2012	$236,946	$14,000	$---	$19,194	$35,542	$118,000	$10,198	$433,880
Chief Lending	2011	234,506	---	---	13,566	32,991	167,000	12,516	460,579
Officer of	2010	227,429	---	---	---	---	92,000	12,529	331,958
Great Southern

Douglas W. Marrs	2012	$135,081	$30,000	$---	$11,425	$20,280	$43,000	$9,624	$249,410
Secretary of Bancorp	2011	129,806	---	---	6,460	19,169	63,000	8,842	226,917
and Vice President –	2010	122,602	---	---	11,350	18,296	29,000	7,830	189,078
Operations and
Secretary of Great
Southern

_______________
(1)
For Messrs. W. and J. Turner, the 2012 amounts in the table each include directors’ fees of $43,200 and $36,000, respectively.  For Messrs. W. and J. Turner, the 2011 amounts in the table include directors’ fees of $43,200 and $36,000, respectively.  For Messrs. W. and J. Turner, the 2010 amounts in the table include directors’ fees of $39,200 and $32,000, respectively.

(2)
Amounts for Messrs. Copeland, Mitchem and Marrs for 2012 reflect discretionary bonuses.  The remaining bonus amounts for 2012 and for the other years for Messrs. Copeland, Mitchem and Marrs and the bonus amounts for all years for the other named executive officers are reported under the “Non-Equity Incentive Plan Compensation” column.

(3)
Represents the grant date fair value of the award determined in accordance with ASC Topic 718 using the Black-Scholes option-pricing model. The assumptions used in the Black-Scholes option-pricing model to calculate the grant date fair value of these awards are included in Note 21 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

(4)	Represents incentive bonus awards earned for the years shown in the table.
(5)
Represents the changes during the years shown in the table in the actuarial present value of the named executive officer’s accumulated benefit under Great Southern’s multi-employer defined benefit pension plan. The assumptions used for this calculation were the same as those used for the calculation of the present value of accumulated benefit in the table under “Pension Benefits.”

(6)
For Mr. J. Turner, the 2012 amount in the table includes the aggregate incremental cost to Bancorp of certain perquisites and other personal benefits provided to him, comprised of the payment of club dues, payments of the costs of executive physicals, personal use of company aircraft and use of tickets to various local sporting events. For each of the other named executive officers, the aggregate incremental cost to Bancorp of the perquisites and other personal benefits provided to them during each year shown in the table were less than $10,000; in accordance with the rules of the SEC, the amounts of these perquisites and other personal benefits are not included in the table for any of those years. For Mr. J. Turner, the amount in the table for 2012 also includes, and for each of the other named executive officers, the amount in the table for 2012 is comprised of, the following: (a) company matching contributions under our 401(k) plan (Mr. W. Turner - $8,255, Mr. J. Turner - $10,000, Mr. R. Copeland - $10,000, Mr. S. Mitchem - $10,000 and Mr. D. Marrs - $9,426); (b) life insurance premiums paid by Great Southern for the benefit of each named executive officer of $198; and (c) annual benefit payments under our pension plan to Mr. W. Turner - $118,000.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Thres- hold ($)(1)		Target ($)(1)		Maximum ($)(1)		Thres- hold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)

William V. Turner	n/a	$	---	$	---	$	---	---	---	---	---	---	---	---
	11/28/12		---		---		---	---	---	---	---	6,000	$24.82	$27,420
Joseph W. Turner	n/a	$	---	$	---	$	---	---	---	---	---	---	---	---
	11/28/12		---		---		---	---	---	---	---	6,000	$24.82	$27,420
Rex A. Copeland	n/a	$	---	$	---		$39,713	---	---	---	---	---	---	---
	11/28/12		---		---		---	---	---	---	---	4,200	$24.82	$19,194
Steven G. Mitchem	n/a	$	---	$	---		$37,319	---	---	---	---	---	---	---
	11/28/12		---		---		---	---	---	---	---	4,200	$24.82	$19,194
Douglas W. Marrs	n/a	$	---	$	---		$21,294	---	---	---	---	---	---	---
	11/28/12		---		---		---	---	---	---	---	2,500	$24.82	$11,425

______________________
(1)
Under their employment agreements, each of Messrs. W. and J. Turner are entitled to receive annual cash bonuses equal to one-half of one percent of Bancorp’s pre-tax earnings. Since 2005, Mr. W. Turner has waived his right to this bonus, with the understanding that Mr. J. Turner’s bonus, if any, may be increased by ¼ of one percent of our pre-tax earnings.  For 2010 and 2011, however, Mr. J. Turner’s bonus was limited to the contractual amount of one-half of one-percent of our pre-tax earnings.  Under our 2012 Annual Incentive Bonus Plan, participating officers could earn a cash bonus of up to 15.75% of base annual salary, with up to one-half of this bonus based on the achievement of targeted earnings per share and up to one-half of this bonus based on individual performance.  See “Compensation Discussion and Analysis-Bonuses.” The actual bonus amounts awarded to the named executive officers for 2012 are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and in the case of Messrs. Copeland, Mitchem and Marrs (each of whom also received a discretionary bonus for 2012), under the “Bonus” column.

(2) Represents a stock option grant under Bancorp’s 2003 Stock Option and Incentive Plan that is scheduled to vest in 25% increments beginning November 28, 2014.
(3)
Represents the grant date fair value of the award determined in accordance with ASC Topic 718 using the Black-Scholes option-pricing model. The assumptions used in the Black-Scholes option-pricing model to calculate the grant date fair value of these awards are included in Note 21 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

Each of Messrs. W. and J. Turner has an employment agreement with Bancorp. For descriptions of these agreements, see “Employment Agreements.”

Outstanding Equity Awards At December 31, 2012

The following table provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2012:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William V. Turner	16,000	---		---	20.1200	09/25/2013	---	---	---	---
	12,000	---		---	32.0700	09/22/2014	---	---	---	---
	12,000	---		---	30.3400	09/20/2015	---	---	---	---
	5,000	---		---	30.6600	10/18/2016	---	---	---	---
	5,000	---		---	25.4800	10/17/2017	---	---	---	---
	---	6,000	(1)	---	19.5300	11/16/2021	---	---	---	---
	---	6,000	(2)	---	24.8200	11/28/2022	---	---	---	---
Total	50,000	12,000		---			---	---	---	---

Joseph W. Turner	16,000	---		---	20.1200	09/25/2013	---	---	---	---
	12,000	---		---	32.0700	09/22/2014	---	---	---	---
	12,000	---		---	30.3400	09/20/2015	---	---	---	---
	9,600	---		---	30.6600	10/18/2016	---	---	---	---
	9,600	---		---	25.4800	10/17/2017	---	---	---	---
	---	6,000	(3)	---	19.5300	11/16/2021	---	---	---	---
	---	6,000	(4)	---	24.8200	11/28/2022	---	---	---	---
Total	59,200	12,000		---			---	---	---	---

Rex A. Copeland	7,000	---		---	20.1200	09/25/2013	---	---	---	---
	5,250	---		---	32.0700	09/22/2014	---	---	---	---
	5,250	---		---	30.3400	09/20/2015	---	---	---	---
	4,200	---		---	30.6600	10/18/2016	---	---	---	---
	4,200	---		---	25.4800	10/17/2017	---	---	---	---
	3,150	1,050	(5)	---	8.3600	11/19/2018	---	---	---	---
	---	4,200	(6)	---	19.5300	11/26/2021	---	---	---	---
	---	4,200	(7)	---	24.8200	11/28/2022	---	---	---	---
Total	29,050	9,450					---	---	---	---

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven G. Mitchem	7,000	---		---	20.1200	09/25/2013	---	---	---	---
	5,250	---		---	32.0700	09/22/2014	---	---	---	---
	5,250	---		---	30.3400	09/20/2015	---	---	---	---
	4,200	---		---	30.6600	10/18/2016	---	---	---	---
	4,200	---		---	25.4800	10/17/2017	---	---	---	---
	---	4,200	(8)	---	19.5300	11/16/2021	---	---	---	---
	---	4,200	(9)	---	24.8200	11/28/2022	---	---	---	---
Total	25,900	8,400		---			---	---	---	---

Douglas W. Marrs	2,250	---		---	32.0700	09/22/2014	---	---	---	---
	2,250	---		---	30.3400	09/20/2015	---	---	---	---
	1,800	---		---	30.6600	10/18/2016	---	---	---	---
	475	---		---	25.4800	10/17/2017	---	---	---	---
	475	475	(10)	---	8.3600	11/19/2018	---	---	---	---
	475	950	(11)	---	21.4400	12/09/2019	---	---	---	---
	500	1,500	(12)	---	22.0800	11/17/2020	---	---	---	---
	---	2,000	(13)	---	19.5300	11/16/2021	---	---	---	---
	---	2,500	(14)	---	24.8200	11/28/2022	---	---	---	---
Total	8,225	7,425		---			---	---	---	---
_______________
(1)	Vesting schedule is as follows: 1,500 shares on November 16, 2013, 2014, 2015 and 2016.
(2)	Vesting schedule is as follows: 1,500 shares on November 28, 2014, 2015, 2016 and 2017.
(3)	Vesting schedule is as follows: 1,500 shares on November 16, 2013, 2014, 2015 and 2016.
(4)	Vesting schedule is as follows: 1,500 shares on November 28, 2014, 2015, 2016 and 2017.
(5)	Vesting schedule is as follows: 1,050 shares on November 19, 2010, 2011, 2012 and 2013.
(6)	Vesting schedule is as follows: 1,050 shares on November 16, 2013, 2014, 2015 and 2016.
(7)	Vesting schedule is as follows: 1,050 shares on November 28, 2014, 2015, 2016 an d 2017.
(8)	Vesting schedule is as follows: 1,050 shares on November 16, 2013, 2014, 2015 and 2016.
(9)	Vesting schedule is as follows: 1,050 shares on November 28, 2014, 2015, 2016 an d 2017.
(10)	Vesting schedule is as follows: 475 shares on November 19, 2012 and 2013.
(11)	Vesting schedule is as follows: 475 shares on December 9, 2012, 2013 and 2014.
(12)	Vesting schedule is as follows: 500 shares on November 17, 2012, 2013, 2014 and 2015.
(13)	Vesting schedule is as follows: 500 shares on November 16, 2013, 2014, 2015 and 2016.
(14)	Vesting schedule is as follows: 625 shares on November 28, 2014, 2015, 2016 an d 2017.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised during the year ended December 31, 2012 by each named executive officer:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

William V. Turner	0	$	---
Joseph W. Turner	0	$	---
Rex A. Copeland	6,000		$78,675
Steven G. Mitchem	6,000		$68,895
Douglas W. Marrs	4,025		$28,394
________________
(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.

Pension Benefits

Great Southern participates in the Pentegra Financial Institutions Retirement Fund, a multi-employer comprehensive defined benefit pension plan. Effective July 1, 2006, this plan was closed to new participants. Employees already in the plan as of that date generally will continue to accrue benefits. Mr. W. Turner is no longer accruing additional benefits under the plan. A participant becomes fully vested after five years of service. The annual benefit for normal retirement (after attaining age 65) is calculated as follows:

(1% x ((# yrs. svc. prior to 07/01/06 x “high-five average salary” prior to 07/01/06) +
(total # yrs. svc. x “high-five average salary” after 07/01/06))) = annual benefit

The “high-five average salary” refers to the participant’s average annual salary for the five consecutive years of highest salary. A participant retiring with 28 years of service and a high-five average salary of $140,000 prior to July 1, 2006 and six years of service and a high-five average salary of $150,000 after July 1, 2006 would receive an annual benefit of $90,200 (1% x ((28 x $140,000) + (34 x $150,000))).

A participant becomes eligible for early retirement at age 45, in which case the benefit, otherwise payable beginning at age 65, is reduced by applying an early retirement factor based on his or her age when payments begin. The factor is determined by subtracting the following from 100%: 6% for each year between age 60 and 65, 4% for each year between age 55 and 60 and 3% for each year between age 45 and 55. If payments were to begin at age 55, the early retirement factor would be 50%. A participant taking early retirement at age 55 with 18 years of service and a high-five average salary of $90,000 prior to July 1, 2006 and six years of service and a high-five average salary of $100,000 after July 1, 2006 would receive an annual benefit of $20,100 ((1% x ((18 x $90,000) + (24 x $100,000))) x 50%). Each of Messrs. J. Turner, Copeland, Mitchem and Marrs are currently eligible for early retirement under the pension plan.

The regular form of retirement benefit (whether normal or early) is guaranteed for the life of the participant, but not less than 120 monthly installments. If a retired participant dies before receiving 120 monthly installments, his or her beneficiary would be entitled to the present value of the unpaid installments in a lump sum (or in installments, at the election of the participant or his or her beneficiary). If a participant dies in active service after having become vested, his or her beneficiary is entitled to a lump sum death benefit equal to the present value of 120 monthly retirement benefit installments which would have been payable had the participant’s retirement benefits commenced on the first day of the month after the month in which he or she died.

The benefit under the pension plan is subject to Internal Revenue Service annual compensation limits (generally $250,000 for 2012 and $255,000 for 2013).

The following table sets forth information regarding benefits payable to the named executive officers under the pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

William V. Turner	Pentegra Retirement Fund	24	$1,263,000	$118,000
Joseph W. Turner	Pentegra Retirement Fund	20	568,000	---
Rex A. Copeland	Pentegra Retirement Fund	12	243,000	---
Steven G. Mitchem	Pentegra Retirement Fund	22	801,000	---
Douglas W. Marrs	Pentegra Retirement Fund	16	251,000	---

The information contained in the table above was provided to us by Pentegra Retirement Services. The amounts shown for the present value of accumulated benefit were calculated by Pentegra Retirement Services assuming an age 65 retirement date, a discount rate of 4.05% and the 2000 RP Mortality (generational) table projected five years for post-retirement mortality.

Employment Agreements

Effective October 1, 2002, Messrs. W. and J. Turner (the “Employees”) entered into new employment agreements with Bancorp (the “Employment Agreements”).  Each Employment Agreement is for a five-year term and provides for an extension of one year, in addition to the then-remaining term under the agreement, on each October 1st, as long as (1) Bancorp has not notified the Employee at least 90 days in advance that the term will not be extended further and (2) the Employee has not received an unsatisfactory performance review by the Board of Directors of Bancorp or Great Southern. Pursuant to the most recent extensions, the term of each Employment Agreement ends September 30, 2017.  The Employment Agreements provide for annual base salaries as determined from time to time by the Compensation Committee of the Board of Directors, subject to reduction only as part of an overall program, implemented prior to a change in control (as defined in the Employment Agreements), applied uniformly and equitably to all members of senior management. The Employment Agreements also provide for participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of Bancorp and Great Southern and equitable participation in any performance-based and discretionary bonuses awarded to the executive officers of Bancorp and Great Southern. In addition, each Employee is entitled to an annual bonus equal to one-half of one percent of Bancorp’s pre-tax earnings for the year; for every year since 2005, Mr. W. Turner has waived his right to receive this bonus.

Each Employment Agreement provides that if the Employee’s employment is involuntarily terminated, then during the remaining term of the agreement he will be entitled to receive (1) on a monthly basis, 1/12th of his annual salary and 1/12th of the average annual amount of cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination, subject to reduction by the amount of the Employee’s earned income from personal services during the applicable payout period; (2) substantially the same life and disability insurance coverage and health and dental benefits as he and his dependents and beneficiaries would have received if he had remained employed, subject to reduction to the extent he receives equivalent or better benefits from another employer (the “Post-Employment Group Health, Life and Disability Insurance Benefits”); and (3) if the involuntary termination occurs within the 12 months preceding, at the time of, or within 24 months after a change in control of Bancorp, a lump sum amount in cash equal to 299% of the Employee’s “base amount” (as defined in Section 280G of the Internal Revenue Code).

The term “involuntary termination” is defined as termination of the Employee’s employment by Bancorp or Great Southern (other than for cause, or due to death, disability or a prohibition by law from participating in the conduct of the affairs of a depository institution) without the Employee’s consent or by the Employee following a material reduction of or interference with his duties, responsibilities or benefits without his consent. Each Employment Agreement provides that to the extent the Employee receives any amounts or benefits, whether under the Employment Agreement or otherwise, that will constitute “excess parachute payments” under Section 280G of the Internal Revenue Code and subject him to excise tax under Section 4999 of the Internal Revenue Code, he will be paid an additional amount that will offset the effect of any such excise tax.

Each Employment Agreement also provides that if the Employee dies while employed under the Employment Agreement, his estate or designated beneficiary will receive (1) the salary the Employee would have earned if he had remained employed through the 180th day after the date of his death; (2) the amounts of any benefits or awards which were earned with respect to the fiscal year in which the Employee died and the amount of any bonus or incentive compensation for that fiscal year, pro-rated in accordance with the portion of the fiscal year elapsed prior to his death; and (3) any unpaid deferred amounts described in the next paragraph.

Each Employment Agreement provides that to the extent the Employee’s total compensation for any taxable year exceeds the greater of $1,000,000 or the maximum amount of compensation deductible by the Company under Section 162(m) of the Internal Revenue Code (the greater of these two amounts referred to below as the “maximum allowable amount”), the excess amount must be deferred, with interest (at an annual rate equal to the Federal short-term rate under Section 1274(d)(1) of the Internal Revenue Code, determined as of the last day of the calendar year in which the Employee’s compensation is first not deductible under Section 162(m) of the Internal Revenue Code) compounded annually, to a taxable year in which the amount to be paid to the Employee in that year (including deferred amounts and interest) does not exceed the maximum allowable amount.

Potential Payments Upon Termination of Employment

Messrs. W. and J. Turner. The following tables summarize the approximate value of the termination payments and benefits that Messrs. W. and J. Turner would have received if their employment had been terminated on December 31, 2012 under the circumstances shown.  The tables also exclude (i) amounts accrued through December 31, 2012 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under Great Southern’s 401(k) plan and (iii) vested account balances under our defined benefit pension plan, as described under “Pension Benefits.”

William V. Turner

Termination Scenario	Salary and Bonus Continuation ($)		Continuation of Group Health, Life and Disability Insurance Coverage ($)		Life Insurance Benefit ($)		Accelerated Vesting of Stock Options ($)		Payment of 299% of “Base Amount” ($)		Tax Gross Up Payment ($)

If termination for cause occurs	$---		$---		$---		$---		$---		$---

If voluntary termination (not constituting “involuntary termination” under Employment Agreement) occurs	$---		$---		$---		$---		$---		$---

If “involuntary termination” under Employment Agreement (not within 12 months prior to, at the time of or within 24 months after change in control) occurs	$950,019	(1)	$---	(2)	$---		$---		$---		$---

If “involuntary termination” under Employment Agreement occurs within 12 months prior to, at the time of or within 24 months after a change in control	$950,019	(1)	$---	(2)	$---		$39,300	(3)	$629,010	(4)	$719,647	(5)

If termination occurs as a result of death	$100,000	(6)	$---		$150,000	(7)	$ ---		$---		$---
________________
(1)
Represents the total salary and bonus continuation payments payable monthly to Mr. W. Turner under his employment agreement, as described under “Employment Agreements,” for the remaining term of the agreement (i.e., through September 30, 2017, assuming Mr. W. Turner’s employment were “involuntarily terminated” (as defined under “Employment Agreements”) on December 31, 2012). The monthly payment amount would be $16,667. While the employment agreement provides for a reduction in the monthly payment amount to the extent of any income earned from providing services to another company during the payout period, the monthly payment amount in the preceding sentence and the total amount of payments shown in the table assumes no such reduction.

(2)
Although Mr. W. Turner’s employment agreement provides that if his employment is involuntarily terminated, he will continue to receive through the remaining term of the agreement (i.e., through September 30, 2017, assuming an involuntary termination on December 31, 2012), at the same premium cost to him, substantially the same life and disability insurance coverage and health and dental benefits as he would have received had he remained employed, Mr. Turner was not receiving any such benefits on December 31, 2012. Consequently, no such benefits would be provided to him following termination of his employment.

(3)
Represents the value of acceleration of unvested stock options, based on the closing price of Bancorp’s common stock on December 31, 2012 ($25.45) and the exercise prices of the options. All unvested options vest upon a change in control, regardless of whether Mr. W. Turner’s employment is “involuntarily terminated.”

(4)
Represents the lump sum amount payable to Mr. W. Turner under his employment agreement in the event his employment is “involuntarily terminated” within the 12 months preceding, at the time of or within 24 months after a change in control of Bancorp, as described under “Employment Agreements.”

(5)	Represents tax gross up payment payable to Mr. W. Turner under his employment agreement.
(6)
Represents the amount of Mr. W. Turner’s salary that he would have earned had he remained employed by Bancorp through the 180th day after the date of death, payable to Mr. W. Turner’s estate or designated beneficiary in accordance with his employment agreement.

(7)	Represents the death benefit payable under the supplemental life insurance policy maintained for Mr. W. Turner and other officers.

Joseph W. Turner

Termination Scenario	Salary and Bonus Continuation ($)		Continuation of Group Health, Life and Disability Insurance Coverage ($)		Life Insurance Benefit ($)		Accelerated Vesting of Stock Options ($)		Payment of 299% of “Base Amount” ($)		Tax Gross Up Payment ($)

If termination for cause occurs	$---		$---		$---		$---		$---		$---

If voluntary termination (not constituting “involuntary termination” under Employment Agreement) occurs	$---		$---		$---		$---		$---		$---

If “involuntary termination” under Employment Agreement (not within 12 months prior to, at the time of or within 24 months after change in control) occurs	$2,098,232	(1)	$43,014	(2)	$---		$---		$---		$---

If “involuntary termination” under Employment Agreement occurs within 12 months prior to, at the time of or within 24 months after a change in control	$2,098,232	(1)	$43,014	(2)	$---		$39,300	(3)	$1,431,429	(4)	$1,589,901	(5)

If termination occurs as a result of death	$144,458	(6)	$---		$210,000	(7)	$---		$---		$---
_______________
(1)
Represents the total salary and bonus continuation payments payable monthly to Mr. J. Turner under his employment agreement, as described under “Employment Agreements,” for the remaining term of the agreement (i.e., through September 30, 2017, assuming Mr. J. Turner’s employment were “involuntarily terminated” (as defined under “Employment Agreements”) on December 31, 2012). The monthly payment amount would be $36,811. While the employment agreement provides for a reduction in the monthly payment amount to the extent of any income earned from providing services to another company during the payout period, the monthly payment amount in the preceding sentence and the total amount of payments shown in the table assumes no such reduction.

(2)
Represents the approximate cost to Bancorp of providing the “Post-Employment Group Health, Life and Disability Insurance Benefits,” described under “Employment Agreements,” to which Mr. J. Turner would be entitled for the remaining term of his employment agreement (i.e., through September 30, 2017, assuming Mr. J. Turner’s employment were terminated on December 31, 2012). Amount shown represents the aggregate share of the premium payments to be made by Bancorp, based on the monthly premium rates in effect on December 31, 2012. While the employment agreement provides for a reduction in these benefits to the extent Mr. J. Turner receives such benefits, on no less favorable terms, from another employer during the benefits continuation period, the amount shown in the table assumes no such reduction in benefits.

(3)
Represents the value of acceleration of unvested stock options, based on the closing price of Bancorp’s common stock on December 31, 2012 ($25.45) and the exercise prices of the options. All unvested options vest upon a change in control, regardless of whether Mr. J. Turner’s employment is “involuntarily terminated.”

(4)
Represents the lump sum amount payable to Mr. J. Turner under his employment agreement in the event his employment is “involuntarily terminated” within the 12 months preceding, at the time of or within 24 months after a change in control of Bancorp, as described under “Employment Agreements.”

(5)	Represents tax gross up payment payable to Mr. J. Turner under his employment agreement.

(6)
Represents the amount of Mr. J. Turner’s salary that he would have earned had he remained employed by Bancorp through the 180th day after the date of death, payable to Mr. J. Turner’s estate or designated beneficiary in accordance with his employment agreement.

(7)
Represents the aggregate death benefits payable under the supplemental life insurance coverage maintained for Mr. J. Turner and other officers ($150,000) and the term life insurance coverage maintained for all employees generally ($60,000).

Messrs. Copeland, Mitchem and Marrs. None of Messrs. Copeland, Mitchem or Marrs has an employment or severance agreement with Bancorp or any of its subsidiaries. Each of Messrs. Copeland, Mitchem and Marrs held unvested stock options as of December 31, 2012, the vesting of which accelerates upon a change in control of Bancorp. If a change in control of Bancorp had occurred on December 31, 2012, the value that would have been realized by Messrs. Copeland, Mitchem and Marrs as a result of the accelerated vesting of these options (based on the closing price of Bancorp’s common stock on December 31, 2012 ($25.45) and the exercise prices of the options) are $45,455, $27,510 and $30,397, respectively.  Great Southern maintains supplemental life insurance for Messrs. Copeland, Mitchem and Marrs, along with other officers. If Messrs. Copeland, Mitchem and Marrs were to have died on December 31, 2012, the death benefit payable for each officer under the supplemental life insurance coverage would have been $150,000. This is in addition to the term life insurance benefit generally available to all employees (which would have provided a death benefit of $60,000 for each of Messrs. Copeland, Mitchem and Marrs).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of Bancorp’s Board of Directors:

William E. Barclay Thomas J. Carlson Larry D. Frazier Earl A. Steinert, Jr.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of Bancorp or any of Bancorp’s subsidiaries. None of our executive officers has served on the board of directors or the compensation committee of any other entity that had an executive officer serving on Bancorp’s Board of Directors or on the Compensation Committee of Bancorp’s Board of Directors.

PROPOSAL II

APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Purpose

The purpose of the Great Southern Bancorp, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) is to continue to promote the long-term growth and profitability of Bancorp, to provide plan participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide plan participants with incentives that are closely linked to the interests of Bancorp’s stockholders.

Bancorp presently has the 2003 Stock Option and Incentive Plan (the “2003 Plan”) outstanding, which was adopted by the Board of Directors and approved by stockholders in 2003. The aggregate number of shares of common stock on which awards may be granted under the 2003 Plan is 1,310,036.  As of March 18, 2013, options to purchase 691,468 shares of Common Stock were outstanding under the 2003 Plan, at exercise prices ranging from $8.36 to $36.39 per share, and 266,408 additional shares have been utilized for options already exercised. This leaves 352,160 shares of Common Stock available for future awards under the 2003 Plan.

Bancorp historically has utilized “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) for option grants to employees because of the favorable federal income tax aspects of this type of option, if the employee satisfies certain conditions with respect to the exercise of the option and disposition of the underlying shares.  See “—Federal Income Tax Consequences.”  Under Section 422 of the Internal Revenue Code, incentive stock options cannot be granted more than ten years after the adoption of the 2003 Plan by Bancorp’s Board of Directors. The Board of Directors has proposed the 2013 Plan in order to retain the ability to grant incentive stock options to employees, and to increase the number of shares available for equity incentive awards (incentive stock options and other award types) for the foreseeable future.  The Board believes that having sufficient shares available for future awards is essential to maintaining the ability to attract and retain management and other personnel of the highest quality and to align the long-term interests of those individuals with the interests of Bancorp’s stockholders.

Assuming the 2013 Plan is adopted by stockholders, the 2003 Plan will be frozen. No new awards will be made under the 2003 Plan, but existing outstanding awards will not be affected.  In recognition of the potential dilutive effect that a new incentive plan could have on existing stockholders, the aggregate number of shares of Common Stock with respect to which awards may be granted under the 2013 Plan is 700,000.  Since the 2003 Plan will be frozen, however, the net increase in the number of shares that will be available for future equity incentive awards if the 2013 Plan is adopted by stockholders is 347,840.  This represents only 2.4% of the total of currently outstanding shares (13,612,621), outstanding options (691,468) and shares available for future awards under the 2003 Plan (352,160) (an aggregate of 14,656,249 shares).  As a result, the 2013 Plan would not significantly dilute the interests of existing stockholders.  Based on the 14,656,249 fully diluted shares currently outstanding and potentially issuable, if all 347,840 of the net number of additional shares that would be available for equity incentive awards are issued, such issuances would further dilute existing stockholders by only 2.3%.  The actual amount by which existing stockholders would be diluted cannot be determined, as the number of outstanding shares will fluctuate in the future.  The number of outstanding shares may decrease due to stock repurchases (which would reduce the dilutive impact of the 2013 Plan) or increase due to issuances of shares for other reasons, such as raising additional capital or issuing shares as consideration in connection with mergers and acquisitions (neither of which Bancorp currently has any specific plans for, and which would result in additional dilution unrelated to the 2013 Plan).

The Board of Directors believes that 700,000 shares is the appropriate number of shares to have authorized under the 2013 Plan, as this is the approximate number of shares it currently estimates that Bancorp would utilize for new equity incentive awards over the ten-year term of the 2013 Plan, based on the average number of shares annually utilized for equity incentive award grants, net of forfeitures, for the past five years of approximately 60,000 shares and the assumption that the number of participants will increase over time as Bancorp continues to grow.

The principal features of the 2013 Plan are discussed below.  The discussion is only a summary and is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is attached to this proxy statement as Appendix A.  You should read the 2013 Plan in its entirety.

General

The 2013 Plan provides for the grant of the following types of awards to directors, emeritus directors, officers, employees and advisory directors of Bancorp and its subsidiaries who are selected to receive awards (collectively referred to below as “participants”):

•
options to purchase shares of Common Stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (“non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

•	stock appreciation rights; and

•	restricted stock awards.

Subject to adjustments described below under “—Changes in Capitalization,” the number of shares of Common Stock available for awards under the 2013 Plan is 700,000, all of which may be utilized for stock options and stock appreciation rights and no more than 100,000 of which may be utilized for restricted stock awards.  Shares will be considered issued only if actually issued upon the exercise of a stock option or stock appreciation right or in connection with a restricted stock award.  Any award subsequently forfeited, in whole or in part, will not be considered issued.  If any award terminates, expires or lapses for any reason, any shares subject to the award will again be available for future awards under the 2013 Plan.  Shares used to pay the exercise price of a stock option and shares used to satisfy tax withholding obligations will not be available for future awards.  To the extent shares are delivered pursuant to the exercise of a stock option or stock appreciation right, the number of underlying shares as to which the exercise related will count against the number of shares available for future awards, as opposed to only counting the shares actually issued.

Under the 2013 Plan, during any calendar year, the maximum aggregate number of shares with respect to which stock options and stock appreciation rights may be granted to any one individual is 50,000, and the maximum aggregate number of shares with respect to which restricted stock awards may be granted to any one individual is 30,000, in each case subject to adjustments described below under “—Changes in Capitalization.”

Administration of the 2013 Plan

The 2013 Plan will be administered by a committee (referred to below as the “Plan Committee”) of two or more members of Bancorp’s Board of Directors, each of whom qualifies as (i) an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code, (ii) a “Non-Employee Director,” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) an “independent director” under the NASDAQ Marketplace Rules and satisfies any other membership requirements under the NASDAQ Marketplace Rules.  Plan Committee members will serve at the discretion of Bancorp’s Board of Directors and may be removed by the Board at any time. The Compensation Committee of Bancorp’s Board of Directors has been designated by the Board to serve as the Plan Committee if the 2013 Plan is approved by stockholders at the annual meeting.

The Plan Committee will have the authority to:

•	select participants and grant awards, determine the number of shares subject to awards to be granted and establish the terms and conditions of awards;

•	interpret the 2013 Plan and determine all questions that may arise under the 2013 Plan as to eligibility for participation;

•	with the consent of the participant, to the extent deemed necessary by the Plan Committee, modify the terms of any outstanding award or accelerate or defer the vesting date of the award;

•	adopt rules and regulations and prescribe forms for the operation and administration of the 2013 Plan; and

•	take any other action not inconsistent with the provisions of the 2013 Plan that the Plan Committee may deem necessary or appropriate.

General Terms of Awards

Stock Options.  Stock options may be granted to participants at any time and from time to time by the Plan Committee.  Each option grant will be evidenced by an award agreement that specifies the exercise price, the exercise period, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Plan Committee determines. In addition, the award agreement will specify whether the option is intended to be an incentive stock option (which may only be granted to employees) or a non-qualified stock option.  The exercise price must not be less than the fair market value of a share of the Common Stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than 10% of the outstanding shares of Common Stock must not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.  The fair market value is the closing sale price of the Common Stock on the NASDAQ Stock Market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date.  The exercise period of a stock option may not exceed ten years from the grant date, provided that the exercise period of an incentive stock option granted to a holder of more than 10% of the outstanding shares of the Common Stock may not exceed five years from the grant date.

A participant will be permitted to pay the exercise price of his or her option in cash, or, if and to the extent permitted by the Plan Committee, by delivering shares of the Common Stock that he or she already owns having an aggregate fair market value equal to the aggregate exercise price, by Bancorp withholding shares otherwise issuable upon the exercise having an aggregate fair market value on the date the option is exercised equal to the aggregate exercise price to be paid or by a combination of the foregoing methods. The participant also will be permitted to pay the exercise price through a cashless exercise facilitated through a broker.  The minimum number of shares which may be acquired upon exercise at any time is 100 or, if less, the total number of shares as to which the option has not yet been exercised.

The termination of a participant’s service with Bancorp will affect his or her ability to exercise options granted under the 2013 Plan.  “Service” is defined in the 2013 Plan to mean, unless the Plan Committee provides otherwise in the award agreement, service in any capacity as a director, advisory or emeritus director, officer or employee of Bancorp or any subsidiary.  Upon termination of service of a participant other than for cause or due to death, disability or a change in control, unless otherwise determined by the Plan Committee and specified in the award agreement, all outstanding unvested options granted to the participant will be forfeited and all outstanding vested options granted to the participant will remain exercisable for three months following the termination date, but in no event beyond the expiration date of the option.  Upon termination of service of a participant due to death or disability, unless otherwise determined by the Plan Committee and specified in the award agreement, all outstanding unvested options granted to the participant will vest in full, and all outstanding options granted to the participant (regardless of whether previously vested or unvested) will remain exercisable for one year following the termination, but in no event beyond the expiration date of the option.  Upon termination of service of a participant for cause, all outstanding vested and unvested options granted to the participant will immediately be forfeited.

Stock Appreciation Rights.  Stock appreciation rights may be granted to participants at any time and from time to time as determined by the Plan Committee.  Each stock appreciation right will be evidenced by an award agreement that specifies the terms of the award, including the number of shares subject to the award, vesting conditions, exercise price (which must be equal to at least 100% of the fair market value of a share of the Common Stock on the date of grant) and the exercise period (which may not exceed ten years). A stock appreciation right may be granted in tandem with a stock option or be granted independently of any option. In the case of a stock appreciation right that is granted in tandem with a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award.  The plan provisions on the vesting and exercising of stock appreciation rights after termination of service are essentially the same as those applicable to stock options.

The exercise of a stock appreciation right will entitle its holder to receive an amount of cash or shares of the Common Stock having a value equal to (1) the difference between the fair market value of a share of the Common

Stock on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.   The minimum number of shares as to which a stock appreciation right may be exercised is 100 or, if less, the total number of shares as to which the stock appreciation right has not yet been exercised.

Restricted Stock Awards. Restricted stock awards may be granted to participants at any time and from time to time as determined by the Plan Committee.  Restricted stock awards will be in the form of shares of the Common Stock that are subject to forfeiture and limits on transfer until the shares vest.  Each restricted stock award will be evidenced by an award agreement that specifies the terms of the award, including the number of shares covered by the award, the amount (if any) that the participant must pay to Bancorp in consideration for the issuance of such shares and the vesting conditions.

During the vesting period, unless specified otherwise in the applicable award agreement, a holder of shares of restricted stock will have all the rights of a stockholder, including the right to vote and the right to receive dividends paid with respect to those shares.  Shares of restricted stock generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

Unless otherwise determined by the Plan Committee and specified in the award agreement: (i) if a participant terminates service with Bancorp for any reason other than death, disability or a change in control, any unvested shares of restricted stock held by the participant will be forfeited; and (ii) if a participant terminates service with Bancorp due to death or disability, any unvested shares of restricted stock held by the participant will vest in full.

Prohibition on Repricing of Stock Options and Stock Appreciation Rights

Other than as described under “—Changes in Capitalization,” neither Bancorp’s Board of Directors nor the Plan Committee may amend or modify the exercise price of a stock option or stock appreciation right, or cancel the stock option or stock appreciation right at a time when the exercise price is greater than the fair market value of the Common Stock in exchange for another award.

Transferability of Awards

A stock option, stock appreciation right or restricted stock award may be transferred upon the death of the participant to whom it is awarded, by will or the laws of inheritance.  A stock option, stock appreciation right or restricted stock award may be transferred during the lifetime of the participant to whom it is awarded only pursuant to a domestic relations order, provided that the participant may apply to the Plan Committee for approval to transfer to a family member all or any portion of an unexercised non-qualified stock option or a stock appreciation right or all or any portion of an unvested restricted stock award.

Changes in Capitalization

In the event of any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, that affects the shares of the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of rights, then the Plan Committee must, in such manner as it may deem equitable, adjust the number of shares as to which future awards may be made under the 2013 Plan and the number of shares subject to and exercise prices of outstanding awards.

Change in Control

Unless provided otherwise in the terms of the applicable award agreement, upon the occurrence of a change in control of Bancorp, all outstanding unvested stock options, stock appreciation rights and restricted stock awards granted under the 2013 Plan will vest in full.  The term “change in control” is defined in the 2013 Plan as the occurrence of any of the following events: (i) any third person or group becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors may be cast (other than a tax-qualified plan of Bancorp or any affiliate); (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the individuals who were members of Bancorp’s Board of Directors on the date of adoption of the 2013 Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of adoption of the 2013 Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by  Bancorp’s stockholders was approved by the nominating committee serving under an Incumbent Board, will be considered a member of the Incumbent Board; (iii) a tender offer or exchange offer for 25% or more of the total outstanding shares of the Common Stock is completed (other than such an offer by Bancorp); or (iv) consummation of (a) a reorganization, merger, consolidation or similar transaction in which Bancorp is not the resulting entity, (b) a reorganization, merger, consolidation or similar transaction in which Bancorp is the resulting entity if the stockholders of Bancorp immediately prior to consummation of the transaction hold less than 60% of the outstanding shares of Common Stock immediately after consummation of the transaction or (c) a sale or other disposition of all or substantially all of the assets of Bancorp.

Duration and Modification of the 2013 Plan

The 2013 Plan will remain in effect for a term of ten years, after which no further awards may be made.   Bancorp’s Board of Directors may at any time suspend or terminate or amend or revise the 2013 Plan in whole or in part, except, in the case of an amendment or revision, to the extent stockholder approval is required under the Internal Revenue Code or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or traded or on which Bancorp seeks to list or trade the Common Stock.

Federal Income Tax Consequences

The following discussion is intended for the information of stockholders considering how to vote on approval of the 2013 Plan, and not as tax guidance to plan participants. Under current federal income tax laws, awards of stock options, stock appreciation rights and restricted stock will generally have the following federal income tax consequences:

(1)	The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle Bancorp to a deduction at the time of grant.

(2)
If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle Bancorp to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the stock option. If this happens, Bancorp will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of common stock on the date of exercise of the stock option. Bancorp will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of common stock acquired upon exercise of an incentive stock option for one year after the stock option is exercised and two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option. Bancorp will not be entitled to a corresponding deduction for any such capital gain.

(3)
If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. Bancorp will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise to the date of sale. Bancorp will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4)
The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle Bancorp to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock underlying the stock appreciation right being exercised and the exercise price of the stock appreciation right.  Bancorp will be entitled to a corresponding tax deduction. To the extent the stock appreciation right is settled in shares of common stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise. Bancorp will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.

(5)
The grant of shares of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle Bancorp to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant.  Bancorp will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the shares of restricted stock vest, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date.  Bancorp will not be entitled to a corresponding deduction for any such capital gain. Holders of shares of restricted stock also will recognize ordinary income equal to any dividend when such payments are received, even if the restricted stock remains subject to a substantial risk of forfeiture.

Proposed Awards under the 2013 Plan

No awards have been proposed under the 2013 Plan as of the date of this proxy statement.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012 with respect to compensation plans of

Bancorp under which shares of Common Stock may be issued (currently limited to the 2003 Plan).   As noted above, if the 2013 Plan is approved by stockholders at the Annual Meeting, no future awards will be made under the 2003 Plan.

Equity Compensation Plan Information
Plan Category	Number of Shares to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	733,292	$24.227	326,622	(1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	733,292	$24.227	326,622
 _________________________
 (1)  Under the 2003 Plan, all remaining shares could be issued to plan participants as restricted stock.

Board Recommendation

Bancorp’s Board of Directors unanimously recommends that stockholders vote FOR approval of the 2013 Plan.

PROPOSAL III. RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Bancorp’s Board of Directors has engaged the independent registered public accounting firm of BKD, LLP to audit Bancorp’s financial statements for the 2013 fiscal year, subject to the ratification of the appointment by Bancorp’s stockholders at the Annual Meeting. Representatives of BKD, LLP are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

During the fiscal years ended December 31, 2012 and 2011, BKD, LLP provided various audit, audit related and non-audit services to Bancorp. Set forth below are the aggregate fees billed for these services:

(a)
Audit Fees: Aggregate fees billed for professional services rendered for the audits of Bancorp’s annual financial statements and internal control over financial reporting and reviews of financial statements included in Bancorp’s Quarterly Reports on Form 10-Q: $296,840 – 2012; $317,145 – 2011.

(b)
Audit Related Fees: Aggregate fees billed for professional services rendered related to audits, including required procedures for student loan servicing and providing negative assurances in connection with the Bank’s loss-sharing agreements with the FDIC and SBLF obligations with the  U. S. Treasury: $23,480 – 2012; $16,085 – 2011.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations: $0 – 2012; $0 – 2011.
(d)	All other fees: Aggregate fees billed for all other professional services, including regulatory compliance work and 401(k) plan administration: $256,031 – 2012; $215,349 – 2011.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by BKD, LLP and the estimated fees for these services.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PRINCIPAL STOCKHOLDERS AND STOCK HOLDINGS OF MANAGEMENT

The following table sets forth certain information, as of the Record Date, as to those persons believed by management to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Persons, legal or natural, and groups beneficially owning in excess of five percent of the Common Stock are required to file certain reports regarding their ownership with Bancorp and with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Where appropriate, historical information set forth below is based on the most recent filing on behalf of the person with Bancorp. Other than those persons listed below, management is not aware of any person or group that beneficially owns more than five percent of the Common Stock as of the Record Date. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Joseph W. Turner c/o Great Southern Bancorp, Inc. 1451 E. Battlefield Springfield, MO 65804	1,858,731	(2)	13.60%

Julie Turner Brown c/o Great Southern Bancorp, Inc. 1451 E. Battlefield Springfield, MO 65804	1,691,022	(3)	12.41

Robert M. Mahoney Joyce B. Mahoney Tri-States Service Company Michael J. Mahoney 766 S. Augusta Drive Springfield, MO 65809	1,307,540	(4)	9.61

Earl A. Steinert, Jr. 3128 N. Farm Road 209 Strafford, MO 65757	938,000	(5)	6.89
_______________
(1)
Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities. Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp’s officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days after that date.

(2)
Includes 79,676 shares held jointly with Mr. J. Turner’s spouse, with whom Mr. J. Turner shares voting and dispositive power as to such shares, 59,200 shares which may be acquired through option exercises, 8,800 shares held in custodial accounts for Mr. J. Turner’s children, 80,545 shares held by the Turner Family Foundation, a charitable foundation of which Mr. J. Turner, Ms. Julie Turner Brown, a Director of Bancorp, Mr. W. Turner, Bancorp’s Chairman, and Mr. W. Turner’s spouse are directors, and 1,566,024 shares held by the Turner Family Limited Partnership, of which Mr. J. Turner and Ms. Brown are the general partners; Mr. J. Turner, Ms. Brown, Mr. W. Turner and Mr. W. Turner’s spouse share voting and dispositive powers over the 80,545 shares held by the Turner Family Foundation and Mr. J. Turner and Ms. Brown share voting and dispositive powers over the 1,566,024 shares held by the Turner Family Limited Partnership. Mr. J. Turner’s spouse has sole voting and dispositive power as to 2,478 shares held by her.
(3)
Includes 10,962 shares held jointly with Ms. Brown’s spouse, with whom Ms. Brown shares voting and dispositive power as to such shares, 10,000 shares which may be acquired through option exercises, 120 shares held in custodial accounts for Ms. Brown’s children, 6,000 shares held in a trust account for Ms. Brown’s children, 80,545 shares held by the Turner Family Foundation, a charitable foundation of which Ms. Brown, Mr. J. Turner, Mr. W. Turner and Mr. W. Turner’s spouse are directors, and 1,566,024 shares held by the Turner Family Limited Partnership, of which Ms. Brown and Mr. J. Turner are the general partners; Ms. Brown and Mr. J. Turner share voting and dispositive powers over the 1,566,024 shares held by the Turner Family Limited Partnership and Ms. Brown, Mr. J. Turner, Mr. W. Turner and Mr. W. Turner’s spouse share voting and dispositive powers over the 80,545 shares held by the Turner Family Foundation.

(4)
Robert M. Mahoney, Joyce B. Mahoney and Tri-States Service Company reported ownership of 972,368 shares in a Schedule 13D filed on July 3, 1997. The Schedule 13D was a joint filing pursuant to Rule 13d-1(k)(1) of the Exchange Act. Joyce B. Mahoney has sole voting and dispositive power as to all shares held by the Joyce Mahoney Trust. Michael J. Mahoney has sole voting and dispositive power as to all shares held by Michael J. Mahoney.  Tri-States Service Company disclaims beneficial ownership as to all shares. Robert M. Mahoney reports sole voting and dispositive power as to all shares held by the Robert Mahoney Trust and Tri-States Service Company. In previous years, Robert M. Mahoney notified the Company that he has purchased and sold additional shares in subsequent years, reporting total ownership as Robert Mahoney Trust 684,206 shares, Joyce Mahoney Trust - 431,734 shares, Tri-States Service Company - 191,300 shares and Michael J. Mahoney – 300 shares.

(5)	Mr. Steinert has sole voting and dispositive power as to all 938,000 shares. Includes 5,000 shares which may be acquired through option exercises.

Stock Ownership of Management

The following table sets forth information, as of the Record Date, as to the shares of Common Stock beneficially owned by the directors and nominees named under “Proposal I. Election of Directors” above, the named executive officers, and all directors and executive officers as a group. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class

William V. Turner	431,995	(2)	3.16%
Earl A. Steinert, Jr.	938,000	(3)	6.89
Joseph W. Turner	1,858,731	(4)	13.60
Larry D. Frazier	91,800		0.67
William E. Barclay	20,602	(5)	0.15
Julie Turner Brown	1,691,022	(6)	12.41
Thomas J. Carlson	12,017	(7)	0.09
Grant Q. Haden	1,200		0.01
Steven G. Mitchem	110,251	(8)	0.81
Rex A. Copeland	47,040	(9)	0.34
Douglas W. Marrs	21,995	(10)	0.16
Directors and Executive Officers as a Group (12 persons)	3,516,650	(11)	25.46
_______________
(1)
Amounts include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or dispositive powers. Under Rule 13d-3 of the Exchange Act, share amounts shown for Bancorp’s officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days after that date. Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2)
Includes 80,153 shares held by Mr. W. Turner’s spouse, of which Mr. W. Turner disclaims beneficial ownership, 50,000 shares which may be acquired through option exercises and 80,545 shares held by the Turner Family Foundation, a charitable foundation of which Mr. W. Turner, Mr. W. Turner’s spouse, Mr. J. Turner and Ms. J. Brown are directors; Mr. W. Turner, Mr. W. Turner’s spouse, Mr. J. Turner and Ms. Brown share voting and dispositive powers over the 80,545 shares held by the Turner Family Foundation. Not included in the shares beneficially owned by Mr. W. Turner are the 1,566,024 shares held by the Turner Family Limited Partnership. On September 30, 2004, in a transaction undertaken for estate planning purposes, each of Mr. W. Turner and his spouse transferred all of their respective general partnership units in the partnership to Mr. J. Turner and Ms. Brown in exchange for a portion of the limited partnership units held by Mr. J. Turner and Ms. Brown. Although, as a result of the exchange, Mr. J. Turner and Ms. Brown replaced Mr. W. Turner and his spouse as general partners, each family member’s share of the partnership’s capital account and profits did not substantially change and their economic interest in the shares of the Common Stock held by the partnership were not significantly affected by the exchange.

(3)	For a discussion of Mr. Steinert’s ownership, see footnote 5 to the immediately preceding table.
(4)	For a discussion of Mr. J. Turner’s ownership, see footnote 2 to the immediately preceding table.
(5)	Includes 6,335 shares held by Mr. Barclay’s spouse, of which Mr. Barclay disclaims beneficial ownership.
(6)	For a discussion of Ms. Brown’s ownership, see footnote 3 to the immediately preceding table.
(7)	Shares held by Mr. Carlson’s spouse, of which Mr. Carlson disclaims beneficial ownership.
(8)	Includes 25,900 shares which may be acquired through option exercises. Includes 30,084 shares held by Mr. Mitchem’s spouse, of which Mr. Mitchem disclaims beneficial ownership.
(9)	Includes 29,050 shares which may be acquired through option exercises.
(10)	Includes 8,225 shares which may be acquired through option exercises.
(11)	Includes an aggregate of 198,450 shares which may be acquired through option exercises by all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Bancorp’s directors, its executive officers and persons who beneficially own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC and to furnish Bancorp with copies of all such ownership reports. Based solely on Bancorp’s review of the copies of the ownership reports furnished to Bancorp, and written representations relative to the filing of certain forms, Bancorp is aware of: one late filing for William V. Turner, for one transaction in May 2012; one late filing for Joseph W. Turner, for one transaction in May 2012; two late filings for William E. Barclay, for one transaction in July 2012 and one transaction in December 2012; two late filings for Thomas J. Carlson, for one transaction in July 2012 and one transaction in December 2012; and two late filings for Steven G. Mitchem, for one transaction in July 2012 and one transaction in December 2012.

STOCKHOLDER PROPOSALS – 2014 ANNUAL MEETING

In order to be eligible for inclusion in Bancorp’s proxy materials for its next annual meeting of stockholders, any stockholder proposal for that meeting must be received by the Secretary of Bancorp at the executive office of Bancorp, located at 1451 E. Battlefield, Springfield, Missouri 65804, by December 5, 2013.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in Bancorp’s proxy materials for its next annual meeting of stockholders, Bancorp’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in Bancorp’s proxy materials for the meeting.  In order to be eligible for presentation at Bancorp’s next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of Bancorp’s bylaws must be received by the Secretary of Bancorp not earlier than the close of business on January 15, 2014 and not later than the close of business on February 14, 2014.  If, however, the date of the next annual meeting is before April 25, 2014 or after July 14, 2014, the notice of the stockholder proposal must instead be received by Bancorp’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or the day on which public announcement of the date of the next annual meeting is first made by Bancorp.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the holders of the proxies to vote the shares represented thereby on such matters in accordance with their best judgment.

The cost of solicitation of proxies will be borne by Bancorp. Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers and other employees of Bancorp and/or Great Southern may solicit proxies personally or by telephone without additional compensation.

A COPY OF BANCORP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SEC, MAY BE OBTAINED FROM THE SEC’S WEBSITE, AT WWW.SEC.GOV, OR FROM GREAT SOUTHERN’S WEBSITE, AT WWW.GREATSOUTHERN BANK.COM.

By Order of the Board of Directors

/s/ William V. Turner

William V. Turner Chairman of the Board

Springfield, Missouri
April 4, 2013

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

GREAT SOUTHERN BANCORP, INC.

2013 EQUITY INCENTIVE PLAN

A-ii

ARTICLE X MISCELLANEOUS		A-15

Section 10.1	Status as an Employee Benefit Plan.	A-15
Section 10.2	No Right to Continued Service.	A-15
Section 10.3	Construction of Language.	A-15
Section 10.4	Severability.	A-15
Section 10.5	Governing Law.	A-15
Section 10.6	Headings.	A-15
Section 10.7	Non-Alienation of Benefits.	A-15
Section 10.8	Notices.	A-16
Section 10.9	Approval of Stockholders.	A-16
Section 10.10	Clawback.	A-16

A-iii

Great Southern Bancorp, Inc.
2013 Equity Incentive Plan

ARTICLE I
PURPOSE

Section 1.1General Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of Great Southern Bancorp, Inc., to provide directors, advisory or emeritus directors, officers and employees of Great Southern Bancorp, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Great Southern Bancorp, Inc. in order to provide Plan Participants with incentives that are closely linked to the interests of all stockholders of Great Southern Bancorp, Inc.  The Plan is not intended to expose the Company to imprudent risks.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant’s death.

Board means the Board of Directors of Great Southern Bancorp, Inc. and any successor thereto.

Change in Control means any of the following events:

(a)         any third Person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of Shares with respect to which 25% or more of the total number of votes that may be cast for the election of the Board (other than a tax-qualified plan of the Company or its Affiliate);

(b)         as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election(s), or combination of the foregoing, the individuals who were members of the Board of Directors on the date of adoption of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board;

(c)         a tender offer or exchange offer for 25% or more of the total outstanding Shares is completed (other than such an offer by the Company); or

(d)           consummation of (i) a reorganization, merger, consolidation or similar transaction in which the Company is not the resulting entity, (ii) a reorganization, merger, consolidation or similar transaction in which the Company is the resulting entity if the stockholders of the Company immediately prior to consummation of the transaction hold less than 60% of the outstanding Shares immediately after consummation of the transaction or (iii) a sale or other disposition of all or substantially all of the assets of the Company.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means Great Southern Bancorp, Inc., a Maryland corporation, and any successor thereto.

Disability means a total and permanent disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.

Effective Date means the date on which the Plan is approved by the stockholders of Great Southern Bancorp, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

(a)         If the Shares are listed on any U.S. national securities exchange registered under the Securities Exchange Act of 1934 (“National Exchange”), the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)         If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c)         In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory or emeritus director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the Great Southern Bancorp, Inc. 2013 Equity Incentive Plan, as amended from time to time.

Restricted Stock Award means an award of Shares pursuant to Article VII.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of Great Southern Bancorp, Inc.

Stock Appreciation Right means the right to receive a payment in Shares or cash measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  No act or failure to act on Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

Section 3.1Shares Available Under the Plan.

Subject to adjustment under Article IX, the maximum aggregate number of Shares representing Awards shall not exceed 700,000 Shares.  Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

Section 3.2     Shares Available for Options and Stock Appreciation Rights.

Subject to adjustment under Article IX, the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights shall be 700,000 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights to any one individual in any calendar year shall be 50,000 Shares.  The maximum aggregate number of Shares which may be issued upon exercise of Incentive Stock Options shall be 700,000 Shares.

Section 3.3Shares Available for Restricted Stock Awards.

Subject to adjustment under Article IX, the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 100,000 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 30,000 Shares.

Section 3.4Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued. If any Award granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.  To the extent that Shares are delivered pursuant to the exercise of an Option or a Stock Appreciation Right, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued.

ARTICLE IV
ADMINISTRATION

Section 4.1Committee.

    (a)           The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board.  Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code or a successor rule or regulation, a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director,” and shall satisfy any other membership requirements, under the corporate governance rules and regulations imposing independence and other membership standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

    (b)           The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

    (c)           The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

    (a)           to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

(b)         with the consent of the Participant, to the extent deemed necessary by the Committee, to amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

(c)         to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)         to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

Section 5.1Grant of Options.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares.  An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.  Only employees of the Company or its Affiliates may receive Incentive Stock Options.

(b)           Any Option granted shall be evidenced by an Award Agreement which shall:

(i)           specify the number of Shares covered by the Option;

(ii)           specify the Exercise Price;

(iii)           specify the Exercise Period;

(iv)           specify the Vesting Date; and

(v)           contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 5.2Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)         the date specified by the Committee in the Award Agreement;

    (b)           unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c)         unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d)         as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)         the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5Vesting Date.

    (a)           The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

    (b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)           if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Option shall be forfeited without consideration;

(ii)           if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)           if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)         Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b)         Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.

    (c)           The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.

(d)         Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7Method of Exercise.

    (a)           Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:

(i)           giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

(ii)           delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

(iii)           satisfying such other conditions as may be prescribed in the Award Agreement.

    (b)           The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i)           in cash (by certified or bank check or such other instrument as the Company may accept);

(ii)           if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid;

(iii)           if and to the extent permitted by the Committee, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iv)           by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

    (c)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause Shares to be issued by book-entry procedures, in either event evidencing the Option Holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8     Limitations on Options.

    (a)           An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

    (b)           The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i)           the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii)           the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

    (c)           An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder’s death shall be transferred to the Option Holder’s estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9Prohibition Against Option Repricing.

Except as provided in Section 9.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares, in exchange for another Option or Award.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1Grant of Stock Appreciation Rights.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right.  A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right.  A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates.  The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

(b)           Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

(i)           specify the number of Shares covered by the Stock Appreciation Right;

(ii)           specify the Exercise Price;

(iii)           specify the Exercise Period;

(iv)           specify the Vesting Date;

(v)           specify that the Stock Appreciation Right shall be settled in cash or Shares, or a combination of cash and Shares; and

(vi)           contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 6.2Size of Stock Appreciation Right.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

Section 6.3Exercise Price.

The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 6.4Exercise Period.

The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)         the date specified by the Committee in the Award Agreement;

(b)         unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c)         unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d)         as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)         the last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.

A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 6.5     Vesting Date.

    (a)           The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

    (b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)           if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Award shall be forfeited without consideration;

(ii)           if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)           if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.6Method of Exercise.

    (a)           Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

(i)           giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

(ii)           satisfying such other conditions as may be prescribed in the Award Agreement.

    (b)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of cash or a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised.  The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 6.7Limitations on Stock Appreciation Rights.

    (a)           A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

    (b)           The Company’s obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i)           the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii)           the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

    (c)           A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder’s death shall be transferred to the Stock Appreciation Right Holder’s estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

Section 6.8Prohibition Against Stock Appreciation Right Repricing.

Except as provided in Section 9.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right or to cancel the Stock Appreciation Right at a time when the Exercise Price is greater than the Fair Market Value of the Shares, in exchange for another Stock Appreciation Right or Award.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1In General.

    (a)           Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i)           the number of Shares covered by the Restricted Stock Award;

(ii)           the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares;

(iii)           the date of grant of the Restricted Stock Award;

(iv)           the Vesting Date for the Restricted Stock Award; and

(v)           the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

    (b)           All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company’s stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award.  The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between Great Southern Bancorp, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the Great Southern Bancorp, Inc. 2013 Equity Incentive Plan, copies of which are on file at the executive offices of Great Southern Bancorp, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive communication or legend as the Committee, in its discretion, may specify.

    (c)           Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

Section 7.2Vesting Date.

    (a)           The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

    (b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)           if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Shares shall be forfeited without consideration;

(ii)           if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Service with the Company; and

(iii)           if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 7.3     Dividend Rights.

Unless otherwise specified in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, shall be paid to the Participant at the same time they are paid to all other stockholders of the Company.

Section 7.4Voting Rights.

Unless otherwise specified in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 7.5Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares that become vested on the date of the Participant’s death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

Section 7.6Manner of Distribution of Awards.

The Company’s obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
SPECIAL TAX PROVISION

Section 8.1Tax Withholding Rights.

The Company shall have the power and the right to deduct or withhold, or require a Person to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.  In this regard, where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX
AMENDMENT AND TERMINATION

Section 9.1Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 9.2Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 9.3Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)           the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(ii)           the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

(iii)           the Exercise Price of Options and Stock Appreciation Rights.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE X
MISCELLANEOUS

Section 10.1Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 10.2No Right to Continued Service.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory or emeritus director, officer or employee of the Company or any Affiliate.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 10.3     Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 10.4Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 10.5Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Missouri without giving effect to the conflict of laws principles thereof. The federal and state courts located in the County or contiguous counties in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 10.6Headings.

The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.7Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 10.8Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)           If to the Committee:

Great Southern Bancorp, Inc.
1451 East Battlefield
Springfield, Missouri  65804

Attention:  Corporate Secretary

(b)           If to a Participant, to such person’s address as shown in the Company’s records.

Section 10.9Approval of Stockholders.

The Plan shall be subject to approval by the Company’s stockholders within twelve (12) months before or after the date the Board adopts the Plan.

Section 10.10     Clawback.

All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

PROXY
GREAT SOUTHERN BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby revokes all proxies previously given with respect to all shares of common stock, $.01 par value, of Great Southern Bancorp, Inc. ("Bancorp") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting"), to be held at the Great Southern Operations Center, 218 S. Glenstone, Springfield, MO on May 15, 2013, at 10:00 a.m., local time, and appoints the official proxy committee of Bancorp, consisting of William E. Barclay, Thomas J. Carlson, Larry D. Frazier, Grant Q. Haden and Joseph W. Turner, each with full power of substitution, to act as attorneys-in-fact for the undersigned for the purpose of voting such stock at the Annual Meeting, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present as follows:

Mark here if you plan to attend the meeting. ☐

Mark here for address change and correct the address in the space provided below. ☐

____

____

____

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. The election of three directors, each for a term of three years:	☐	☐	☐

JULIE TURNER BROWN, EARL A. STEINERT, JR. AND WILLIAM V. TURNER

INSTRUCTION: To withhold authority to vote for any nominee but not all nominees, mark "For All Except" and write in the space below the name(s) of the nominee(s) for whom you wish to withhold authority to vote.

____

The Board of Directors recommends a vote "FOR" the nominees named in Proposal 1 above and "FOR" Proposals 2 and 3 above.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

This Proxy may be revoked in the manner described in Bancorp's Proxy Statement for the Annual Meeting. The above signed acknowledges receipt from Bancorp, prior to the execution of this Proxy, of the Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2012.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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